Exhibit 10.39

EXECUTION VERSION

AMENDED AND RESTATED LOAN AGREEMENT
by and among
731 RETAIL ONE LLC and 731 COMMERCIAL LLC,
as Borrower,
THE LENDERS PARTY HERETO,
as Lenders,
and
ALX REGO HOLDINGS LLC, as Administrative Agent

Date: As of December 23, 2025

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TABLE OF CONTENTS
Page
ARTICLE 1 CERTAIN DEFINITIONS    3
Section 1.1    Certain Definitions.    3
ARTICLE 2 LOAN TERMS    23
Section 2.1    The Loans and Notes.    23
Section 2.2    Repayment of Loans; Evidence of Debt.    26
Section 2.3    Prepayment of Loan.    26
Section 2.4    Interest.    27
Section 2.5    Payments Generally; Pro Rata Treatment.    28
Section 2.6    Withholding Taxes.    28
ARTICLE 3 INSURANCE AND CONDEMNATION    29
Section 3.1    Insurance.    29
Section 3.2    Use and Application of Net Proceeds.    33
Section 3.3    Casualty and Condemnation.    38
ARTICLE 4 [INTENTIONALLY OMITTED]    39
ARTICLE 5 ENVIRONMENTAL MATTERS    39
Section 5.1    Certain Definitions.    39
Section 5.2    [OMITTED].    40
Section 5.3    Covenants on Environmental Matters.    40
Section 5.4    Allocation of Risks and Indemnity.    41
Section 5.5    No Waiver.    42
ARTICLE 6 LEASING MATTERS    42
Section 6.1    Representations and Warranties on Leases.    42
Section 6.2    Approval Rights; Security Deposits.    43
Section 6.3    Covenants.    43
Section 6.4    Tenant Estoppels.    43
Section 6.5    Subordination, Non-Disturbance and Attornment Agreements.    43
ARTICLE 7 REPRESENTATIONS AND WARRANTIES    44
Section 7.1    Organization and Power.    44
Section 7.2    Validity of Loan Documents.    44
Section 7.3    Tax Filings.    44
Section 7.4    No Conflicts.    44
i
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Section 7.5    Flood Zone.    45
Section 7.6    Insurance.    45
Section 7.7    Investment Company Act.    45
Section 7.8    Foreign Assets Control Regulations, Etc.    45
Section 7.9    Organizational Structure.    45
Section 7.10    Anti-Corruption Laws and Sanctions.    46
ARTICLE 8 FINANCIAL REPORTING    46
Section 8.1    Borrower’s Financial Statements.    46
Section 8.2    Other Information.    47
ARTICLE 9 COVENANTS    47
Section 9.1    Due on Sale and Encumbrance; Permitted Transfers.    47
Section 9.2    Property Taxes.    50
Section 9.3    Control; Management.    50
Section 9.4    Operation; Maintenance; Inspection.    50
Section 9.5    Taxes on Security.    51
Section 9.6    Legal Existence; Name, Etc.    51
Section 9.7    Transactions with Affiliates.    52
Section 9.8    Limitation on Other Debt.    52
Section 9.9    Further Assurances.    52
Section 9.10    Intentionally omitted.    52
Section 9.11    Notice of Certain Events.    52
Section 9.12    Indemnification.    52
Section 9.13    Payment for Labor and Materials.    53
Section 9.14    Intentionally omitted.    54
Section 9.15    Intentionally omitted.    54
Section 9.16    Handicapped Access.    54
Section 9.17    Zoning.    54
Section 9.18    ERISA.    54
Section 9.19    Books and Records; Inspection Rights.    55
Section 9.20    Foreign Assets Control Regulations.    55
Section 9.21    Intentionally omitted.    55
Section 9.22    Restricted Payments.    55
Section 9.23    Business Organization Documents.    56
Section 9.24    Agreements Affecting the Project.    56
Section 9.25    Anti-Corruption Laws.    56
Section 9.26    [Intentionally omitted].    56
Section 9.27    Condominium Estoppel.    56
Section 9.28    [Intentionally omitted]    57
Section 9.29    Condominium Covenants.    57

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ARTICLE 10 EVENTS OF DEFAULT    60
Section 10.1    Payments.    60
Section 10.2    Insurance.    60
Section 10.3    Single Purpose Entity.    60
Section 10.4    Property Taxes.    61
Section 10.5    Sale, Encumbrance, Etc.    61
Section 10.6    Representations and Warranties.    61
Section 10.7    [Intentionally omitted].    61
Section 10.8    Involuntary Bankruptcy or Other Proceeding.    61
Section 10.9    Voluntary Petitions, Etc.    61
Section 10.10    Dissolution.    62
Section 10.11    Judgments.    62
Section 10.12    Security.    62
Section 10.13    [Intentionally omitted].    63
Section 10.14    [Intentionally omitted].    63
Section 10.15    Condominium Covenants.    63
Section 10.16    Covenants.    63
ARTICLE 11 REMEDIES    64
Section 11.1    Remedies - Insolvency Events.    64
Section 11.2    Remedies - Other Events.    64
Section 11.3    Administrative Agent’s Right to Perform the Obligations.    64
Section 11.4    Application of Funds Received by Administrative Agent.    65
ARTICLE 12 MISCELLANEOUS    65
Section 12.1    Notices.    65
Section 12.2    Amendments, Waivers, Etc.    66
Section 12.3    Limitation on Interest.    67
Section 12.4    Invalid Provisions.    68
Section 12.5    Reimbursement of Expenses.    68
Section 12.6    Approvals; Third Parties; Conditions.    69
Section 12.7    Lenders and Administrative Agent Not in Control; No Partnership.    70
Section 12.8    Time of the Essence.    70
Section 12.9    Successors and Assigns.    70
Section 12.10    Junior Lenders Not Obligated to Make Any Protective Advances.    70
Section 12.11    Waivers.    71
Section 12.12    Cumulative Rights.    71
Section 12.13    Singular and Plural.    71
Section 12.14    Phrases.    71
Section 12.15    Exhibits and Schedules.    71
Section 12.16    Titles of Articles, Sections and Subsections.    71
Section 12.17    Promotional Material.    72
Section 12.18    Survival.    72

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Section 12.19    WAIVER OF JURY TRIAL.    72
Section 12.20    Governing Law.    73
Section 12.21    Entire Agreement.    74
Section 12.22    Counterparts.    74
Section 12.23    Assignments and Participations.    74
Section 12.24    Brokers.    76
Section 12.25    Limits on Set-offs.    76
Section 12.26    Limitation on Liability of Administrative Agent’s and the Lenders’ Officers, Employees, etc.    77
Section 12.27    [Intentionally omitted]    77
Section 12.28    WAIVER OF SPECIAL DAMAGES.    77
Section 12.29    USA PATRIOT ACT NOTIFICATION.    77
ARTICLE 13 RECOURSE; WAIVERS    78
Section 13.1    Recourse.    78
Section 13.2    Termination of Certain Guaranties; Release from EI.    78
Section 13.3    Releases of Account Collateral; Waiver of Certain Claims.    78
ARTICLE 14 ADMINISTRATIVE AGENT    79
Section 14.1    Appointment.    79
Section 14.2    Capacity as Lender.    79
Section 14.3    Duties and Obligations.    79
Section 14.4    Reliance.    80
Section 14.5    Sub-Agents.    80
Section 14.6    Resignation.    81
Section 14.7    Independent Credit Analysis.    81
Section 14.8    Lender Actions Against Collateral.    81
Section 14.9    Lender Reply Period.    82
Section 14.10    [Intentionally omitted]    82
Section 14.11    [Intentionally omitted].    82
Section 14.12    Borrower’s Rights.    82
Section 14.13    Indemnification by the Lenders.    83
ARTICLE 15 CAPITAL EVENTS WATERFALL APPLICATION; AVAILABLE CASH WATERFALL APPLICATION; RECOGNITION AGREEMENT    83
Section 15.1    Capital Event Transaction.    83
Section 15.2    Capital Event Transaction Notice.    84
Section 15.3    Capital Event Refinancing Valuation.    85
Section 15.4    Affiliated Capital Event Sale    86
Section 15.5    Forgiveness and Assignment of Loan Following Waterfall Application.    87
Section 15.6    Application of Available Cash    87
Section 15.7    Recognition Agreement.    88

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ARTICLE 16 RESIGNATION OF EXISTING ADMINISTRATIVE AGENT AND APPOINTMENT OF NEW ADMINISTRATIVE AGENT    88
Section 16.1    Resignation of Existing Administrative Agent and Appointment of New Administrative Agent.    88
ARTICLE 17 RELEASE OF EXISTING ADMINISTRATIVE AGENT AND EXISTING LENDERS    89
Section 17.1    Release of Existing Administrative Agent and Existing Lenders.    89

LIST OF EXHIBITS AND SCHEDULES
EXHIBIT A    LEGAL DESCRIPTION OF PROJECT
EXHIBIT B    FORM OF SENIOR NOTE
EXHIBIT C    FORM OF JUNIOR NOTE
EXHIBIT D    FORM OF ASSIGNMENT AND ASSUMPTION

SCHEDULE 2.1    LENDERS’ PRINCIPAL BALANCES AS OF EFFECTIVE DATE
SCHEDULE 7.9    ORGANIZATIONAL CHART
SCHEDULE 12.1    JUNIOR LENDER NOTICE ADDRESSES
v
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AMENDED AND RESTATED LOAN AGREEMENT
This AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is entered into as of December 23, 2025 among 731 RETAIL ONE LLC (“731 Retail”), a Delaware limited liability company, and 731 COMMERCIAL LLC (“731 Commercial”), a Delaware limited liability company (731 Retail and 731 Commercial are jointly, severally and collectively, the “Borrower”); each of the lenders that is a signatory hereto identified under the caption “LENDER” on the signature pages hereof and each lender that becomes a “Lender” after the date hereof pursuant to Section 12.23(2) (individually, a “Lender” and, collectively, the “Lenders”); and ALX REGO HOLDINGS LLC, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, “Administrative Agent”); and for purposes of Sections 16.1 and 17.1 hereof, Alexanders, Inc., a Delaware corporation.

RECITALS:
A.Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Landesbank Baden-Württemberg, New York Branch, and The Bank of New York Mellon, as lenders (the “Existing Lenders”), are parties to that certain Loan Agreement, dated as of August 5, 2015, whereby such lenders agreed to make a loan (the “Loan”) to Borrower in an aggregate principal amount of $350,000,000. Said Loan Agreement was amended (i) that certain Waiver and Amendment No. 1 to Loan Agreement, dated as of October 10, 2019, (ii) that certain letter agreement dated August 19, 2020, (iii) that certain Omnibus Amendment to Loan Documents and Reaffirmation of Borrower and Guarantor, dated as of September 14, 2020, (iv) that certain Amendment No. 3 to Loan Agreement and Omnibus Amendment to Loan Documents dated as of October 3, 2022, and (v) that certain letter agreement dated August 1, 2025 (as so amended, the “Original Loan Agreement”).
B.The Loan is secured by, among other things, that certain Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated September 14, 2020, executed by Borrower, as mortgagor, to JPMorgan Chase Bank, N.A., as administrative agent, as mortgagee, and recorded October 20, 2020, with the City Register of the City of New York under CRFN 2020000290159.
C.As of the date hereof,     (1) JPMorgan Chase Bank, N.A. (“JPM”) is the holder of a Note (as defined in the Original Loan Agreement) with an outstanding principal balance of $78,571,428.57 (the “JPM Original Note”), (2) The Bank of New York Mellon (“BNY”) is the holder of a Note (as defined in the Original Loan Agreement) with an outstanding principal balance of $42,857,142.86 (the “BNY Original Note”), (3) Wells Fargo Bank, N.A. (“WFB”) is the holder of a Note (as defined in the Original Loan Agreement) with an outstanding principal balance of $100,000,000.00 (the “WFB Original Note”) and (4) Landesbank Baden-

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Württemberg, New York Branch (“LBBW”), is the holder of a Note (as defined in the Original Loan Agreement) with an outstanding principal balance of $78,571,428.57 (the “LBBW Original Note”).
D.Subject to and in accordance with the terms and conditions hereinafter set forth, JPM shall (a) sever the JPM Original Note into a Senior Note with a principal balance of $34,702,380.95 and a Junior Note with a principal balance of $43,869,047.62 and (b) assign its Senior Note to ALX Rego Holdings LLC.
E.Subject to and in accordance with the terms and conditions hereinafter set forth, BNY intends to (a) sever the BNY Original Note into a Senior Note with a principal balance of $18,928,571.43 and a Junior Note with a principal balance of $23,928,571.43 and (b) assign its Senior Note to ALX Rego Holdings LLC.
F.Subject to and in accordance with the terms and conditions hereinafter set forth, LBBW intends to (a) sever the LBBW Original Note into a Senior Note with a principal balance of $34,702,380.95 and a Junior Note with a principal balance of $43,869,047.62 and (b) assign its Senior Note to ALX Rego Holdings LLC.
G.Subject to an in accordance with the terms and conditions hereinafter set forth, WFB intends to (a) sever the WFB Original Note into a Senior Note with a principal balance of $44,166,666.67 and a Junior Note with a principal balance of $55,833,333.33 and (b) assign its Senior Note to ALX Rego Holdings LLC.
H.As a result of the assignments of the Senior Notes described in clauses (D), (E), (F) and (G) above, ALX Rego Holdings LLC shall be the holder of a Senior Notes with an aggregate principal balance of $132,500,000, which are being consolidated into one Senior Note subject to an in accordance with the terms and conditions hereinafter set forth.
I.Pursuant to Article 16 hereof by execution hereof, JPMorgan Chase Bank, N.A. is resigning as “Administrative Agent” under the Loan Documents and ALX Rego Holdings LLC is succeeding JPMorgan Chase Bank, N.A., as “Administrative Agent” under the Loan Documents; and
J.The parties hereto wish to amend and restate the Original Loan Agreement to reflect the foregoing and amend other terms and conditions of the Loan in accordance with the provisions hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that effective as of the date hereof, and the Original Loan Agreement is hereby amended and restated in its entirety as follows:

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Article 1

CERTAIN DEFINITIONS
Section 1.1Certain Definitions.
As used herein, the following terms have the meanings indicated:
“Access Laws” has the meaning assigned in Section 9.16(1).
“Accrual Period” means a period commencing on a Payment Date and ending on the day immediately preceding the next succeeding Payment Date, except that if the Loan is repaid on a day other than a Payment Date, the last Accrual Period shall end on the date of such repayment.
“Affiliate” means with respect to any Person, another Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer, trustee or employee of Borrower.
“Agreement” means this Amended and Restated Loan Agreement, as amended from time to time.
“ALX” means Alexanders, Inc., a Delaware corporation, together with its permitted successors by merger, consolidation or transfer of all or substantially all of its assets in accordance with Section 9.1(3).
“ALX/VNO Transfer” has the meaning assigned in Section 9.1(3).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Affiliates from time to time concerning or relating to bribery or corruption.
“Anti-Terrorism Order” means Executive Order No. 13224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).
“Appraisal” means an “as-is” appraisal prepared by an Appraiser, which appraisal must be (i) prepared in accordance with the Uniform Standards of Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and (ii) reviewed as to form and content and approved by the Capital Event Refinancing Lender, in its reasonable judgment.

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“Appraiser” means a “state certified general appraiser” as such term is defined and construed under applicable regulations and guidelines issued pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, which appraiser must have been licensed and certified by the applicable Governmental Authority having jurisdiction in the State, and which appraiser shall have been directly engaged by the Capital Event Refinancing Lender or its agent.
“Assignment and Assumption” means an Assignment and Assumption, duly executed by the parties thereto, in substantially the form of Exhibit D hereto and consented to by (if and to the extent applicable) Administrative Agent and Borrower in accordance with Section 12.23(2).
“Assignment of Leases and Rents” means that certain Assignment of Leases and Rents, dated as of the Original Closing Date, executed by Borrower in favor of Administrative Agent for the benefit of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time.
“Assignments of Management Agreement” means, that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the Original Closing Date, by Borrower in favor of Administrative Agent (on behalf of the Lenders) and consented to by the Manager as same may be modified, amended and/or supplemented and in effect from time to time.
“Available Cash” means, for any Accrual Period, the excess of (a) Revenues for such period over (b) Expenditures for such period. Borrower may make adjustments to Available Cash for any Accrual Period insofar as estimated Revenues or estimated Expenditures for a prior Accrual Period did not reflect actual Revenues or Expenditures.
“Award” means any compensation paid by any Governmental Authority to Borrower in connection with a Condemnation in respect of all or any part of the Project.
“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute thereto.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts

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within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Bloomberg Lease” means that certain Agreement of Lease, dated as of April 30, 2001, between Seven Thirty One Limited Partnership, as landlord, and Bloomberg L.P., as tenant, as the same may be amended from time to time.
“BNY” has the meaning assigned in Recital C.
“BNY Existing Senior Note” has the meaning assigned in Section 2.1.
“BNY Original Note” has the meaning assigned in Recital C.
“BOV” has the meaning assigned in Section 15.3(2).
“Broad Affiliate” shall mean any Person that (a) is an Affiliate of Borrower, (b) owns, directly or indirectly, in the aggregate, more than ten percent (10%) of the beneficial ownership interests of Borrower, (c) owns, directly or indirectly, in the aggregate, more than ten percent (10%) of the beneficial ownership interests of Senior Lender; provided that this clause (c) shall not apply to any purchaser at the foreclosure of a pledge or collateral assignment of the Senior Loan permitted pursuant to Section 5 of the Recognition Agreement (or an assignee in lieu of such foreclosure) or (d) owns, directly or indirectly, in the aggregate, more than ten percent (10%) of the beneficial ownership interests of Intermediate Lender; provided that this clause (d) shall not apply to any purchaser at the foreclosure of a pledge or collateral assignment of the Intermediate Loan permitted pursuant to Section 5 of the Recognition Agreement (or an assignee in lieu of such foreclosure).
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Business Organization Documents” means, with respect to any Person, (i) in the case of a partnership, the certificate of partnership and the partnership agreement of such Person, (ii) in the case of a corporation, the articles or certificate of incorporation and the bylaws of such Person, and (iii) in the case of a limited liability company, the certificate of formation or articles of organization, as the case may be, and operating agreement of such Person.
“Bylaws” shall mean those certain “Bylaws” annexed as an exhibit to the Condominium Declaration providing for the operation of the Condominium, as the same may be amended, supplemented, replaced or otherwise modified from time to time.
“Capital Event Refinancing” means a refinancing of the Project by one or more Capital Event Refinancing Lenders, provided that, unless the proceeds of such refinancing shall

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result in the Loans (including, for the avoidance of doubt, the Junior Loans) being repaid in full, then such refinancing may be effected only from and after the third anniversary of the Effective Date and prior to such third anniversary, shall be prohibited hereunder (and shall not constitute a Capital Event Refinancing) without the consent of the Administrative Agent and each of the Lenders.
“Capital Event Refinancing Lender” means any of
(i) a commercial bank organized under the laws of the United States or any state thereof,
(ii) a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development (“OECD”), or a political subdivision of any such country;
(iii) a life insurance company organized under the laws of any state of the United States, or organized under the laws of any country and licensed as a life insurer by any state within the United States;
(iv) an investment banking company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, sovereign wealth fund or other government entity or plan; a real estate company or real estate investment trust; an investment fund, limited liability company, limited partnership or general partnership; or an institution or organization substantially similar to any of the foregoing; and
(v) an entity, directly or indirectly, controlled and at least 51% owned by any one or more of the Persons described in any of clauses (i) through (iv) of this definition above;
provided that (A) a Person described in clause (iv) must also be regularly engaged in the business of making commercial real estate loans or have as its general partner or manager, directly or indirectly, a Person that either is regularly engaged in the business of making commercial real estate loans or regularly acts as a general partner or manager for Persons making commercial real estate loans and (B) in no event may a Person described in any of clauses (i) through (iv) of this definition above be Borrower or a Broad Affiliate of Borrower.
“Capital Event Refinancing Valuation” means the amount determined in accordance with Section 15.3.
“Capital Event Sale” means the (a) sale of the Project, including a foreclosure sale of the Property (but excluding from this clause (a) a sale (or other transfer) permitted under Section 9.1(2)) or (b) (i) the sale of more than 50% of the direct or indirect ownership interests in Borrower or (ii) a sale of direct or indirect ownership interests in Borrower (including through the issuance of additional interests), in each of cases (i) and (ii), as a result of which ALX no

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longer Controls Borrower (but excluding from this clause (b) any transaction permitted under Section 9.1(3)), provided that (x) if the purchaser in any such sale of the Project (other than a foreclosure sale) under clause (a), or sale or issuance under clause (b), is Borrower or an Affiliate of Borrower, then Borrower shall have complied with Section 15.4, and (y) with respect to a sale or issuance described in clause (b) of this definition above, unless the proceeds thereof shall result in the Loans (including, for the avoidance of doubt, the Junior Loans) being repaid in full, such sale shall be prohibited hereunder (and shall not constitute a Capital Event Sale) without the consent of the Administrative Agent and each of the Lenders.
“Capital Event Transaction” means either a Capital Event Sale or a Capital Event Refinancing.
“Capital Event Transaction Notice” means a written notice to be delivered to Administrative Agent by Borrower no less than thirty (30) days in advance of a proposed Capital Event Transaction, which shall specify the type of Capital Event Transaction desired and the desired closing date of the Capital Event Transaction.
“Capital Event Transaction Proceeds” means: (i) in connection with a Capital Event Sale, an amount equal to the gross purchase price paid pursuant to the contract of sale by the purchaser in connection with the Capital Event Sale minus the reasonable actual and direct closing costs paid by Borrower, including brokerage fees, transfer taxes and other costs payable by Borrower as seller, and reasonable attorneys’ fees and disbursements; and (ii) in connection with a Capital Event Refinancing, an amount equal to the Capital Event Refinancing Valuation minus 4.0% of the Capital Event Refinancing Valuation (such 4.0% being the sum of (x) 3.275% of transfer taxes that would be payable in a sale transaction of the Project at the Capital Event Refinancing Valuation by a seller, that becomes effective after the Effective Date, and (y) a 0.725% brokerage fee that would be payable in such sale), provided that such 4.0% shall be increased or decreased, as applicable, if at the time of the refinancing the amount of transfer taxes that would be payable in such a theoretical sale would be less or more than 3.275%. In the event any Affiliate of Borrower is entitled to an advisory fee or any other payment in respect of a Capital Event Sale (other than reimbursement of reasonable actual out-of-pocket costs paid by such Affiliate to an unaffiliated third party), for purposes of determining the amount, if any, to which the Junior Lenders are entitled pursuant to Section 15.6, such fee or other payment to any Borrower Affiliate shall be disregarded.
“Casualty” has the meaning specified in Section 3.3(a).
“Casualty Consultant” has the meaning assigned to such term in Section 3.2(2)(c).
“Casualty Retainage” has the meaning assigned to such term in Section 3.2(2)(d).

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“Code” means the Internal Revenue Code of 1986, as amended.
“Common Elements” shall have the meaning set forth in the Condominium Documents.
“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Project, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Project or any part thereof.
“Condemnation Proceeds” has the meaning assigned to such term in Section 3.2(2).
“Condominium” shall mean the condominium regime created pursuant to the Condominium Documents, including, without limitation, all Common Elements and Units, and commonly known as the Beacon Court Condominium located at 731 Lexington Avenue, New York, New York.
“Condominium Act” shall mean the provisions of Article 9-B of the Real Property Law of the State of New York, as the same may be amended from time to time, and all regulations with respect thereto, now or hereafter promulgated.
“Condominium Board” shall mean, collectively, (A) the “Condominium Board” (as described in the Condominium Declaration) managing the Condominium by virtue of the Condominium Act, and the Condominium Documents, on behalf of all the owners of the Units comprising the Condominium, and (B) the “Retail Board” (as described in the Condominium Declaration) managing the “Retail Units” (as described in the Condominium Documents) on behalf of the owners of the Retail Units.
“Condominium Charges” shall mean all common charges, special assessments, operating costs and other amounts imposed on the Project and/or Borrower pursuant to the Condominium Documents.
“Condominium Declaration” shall mean that certain Amended and Restated Declaration of Beacon Court Condominium made under the Condominium Act dated as of February 8, 2005, and recorded on March 9, 2005 in the Office of the City Register of The City of New York, County of New York, in CRFN 2005 0000139245 as the same may hereafter from time to time be modified, amended, restated, replaced or supplemented.
“Condominium Documents” shall mean, collectively, one or more or all of the Condominium Declaration, the Bylaws and the Tax Lot Documents, as the context may require.

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“Condominium Proxy” shall mean the irrevocable proxy given by Borrower to Administrative Agent in connection with the Loan.
“Control” means, with respect to any Person, the ability to direct the management of such Person, whether by contract, voting rights or otherwise, and Control shall not be deemed absent solely because a non-managing member, partner or shareholder shall have veto rights with respect to major decisions.
“De Minimis Amounts” has the meaning assigned to such term m the Environmental Indemnity.
“Debt” means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable (other than trade payables incurred in the ordinary course of business), (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners, members (or other equity holders) or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.
“Default Rate” means a rate per annum equal to ten percent (10%) per annum; provided, however, that in no event shall the Default Rate exceed the maximum rate allowed by applicable law.
“Dollars” and “$” means lawful money of the United States of America.
“Effective Date” means December 23, 2025.
“Environmental Claim” has the meaning assigned in Section 5.1(1).
“Environmental Indemnity” means that certain Environmental Indemnity Agreement, dated as of August 5, 2015, executed by Borrower in favor of resigning Administrative Agent and each of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time.
“Environmental Laws” has the meaning assigned in Section 5.1(2).
“Environmental Liens” has the meaning assigned in Section 5.3(4).

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“Environmental Loss” has the meaning assigned in Section 5.1(4).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.
“Event of Default” has the meaning assigned in Article 10.
“Existing Leases” means all Leases in effect as of the Effective Date.
“Existing Senior Note” and/or “Existing Senior Notes” has the meaning assigned in Section 2.1
“Expenditures” means, for any Accrual Period, the total gross expenditures by or on behalf of Borrower reasonably relating to the ownership, maintenance, management, renovation, leasing, operations, sale, financing or refinancing of the Project and the operations of Borrower, including (a) all cash operating expenses, (b) all deposits, if any, of Revenues to Borrower’s reserve accounts held by the Administrative Agent or other Reserves established by Borrower, (c) tenant improvements, landlord’s work, tenant allowances, brokerage commissions, leasing overrides, takeover expenses and other leasing costs, (d) leasing marketing costs, the costs of white-boxing and other non-lease specific costs in an attempt to lease space at the Project, (e) expenditures treated as capital expenditures under GAAP and (f) all other expenditures related to any acquisition, sale, lease, disposition, financing or refinancing of the Project.
“Fitch” means Fitch, Inc.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as to the date of determination, consistently applied.
“General Assignment” means that certain Assignment of Management, Maintenance, Service, Operating, Brokerage and Leasing Contracts, Property Rights, Permits and other Property Agreements dated as of the Original Closing Date, executed by Borrower in favor of Administrative Agent for the benefit of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising

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executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Hazardous Materials” has the meaning assigned in Section 5.1.
“Improvements” means all buildings, structures and other improvements presently existing or hereafter constructed on or in the Project.
“Indebtedness” means all indebtedness, obligations and liabilities of Borrower arising under the Notes, this Agreement or any other Loan Document and any renewals, extensions, amendments or modifications thereof, and any and all other amounts payable by Borrower under the Notes, this Agreement or any other Loan Document.
“Independent Manager” means a natural person who is not and will not be while serving and has not been during the five years preceding his or her initial appointment to such position any of the following: (a) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Manager), partner, member or employee of, the entity which is required under this Agreement to be a Single Purpose Entity or any of its respective shareholders, partners, members, subsidiaries or Affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and that also provides lien search and other similar services to such entity or any of its equityholders or Affiliates in the ordinary course of business, it being hereby acknowledged and agreed that CT Corporation Staffing, Inc. satisfies such criteria), (b) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, such entity or any of its respective shareholders, partners, members, subsidiaries or Affiliates, (c) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (d) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person. A natural person who satisfies the foregoing definition other than clause (b) above shall not be disqualified from serving as an Independent Manager of such entity because of fees collected for serving as such if such individual is an independent director provided by a nationally recognized company that provides professional independent directors and managers, it being hereby acknowledged and agreed that CT Corporation Staffing, Inc. satisfies such criteria. Any resignation, removal or replacement of any Independent Manager shall not be effective without (i) prior written notice to Administrative Agent (which such prior written notice must be given on the earlier of five (5) days or three (3) Business Days prior to the applicable resignation, removal or replacement) and (ii) evidence that such Independent Manager has been replaced with a new Independent Manager satisfying the requirements set forth above (which such evidence must accompany such notice to Administrative Agent).
“Insurance Proceeds” has the meaning assigned to such term in Section 3.2(2).

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“Intermediate Lender” means ALX Rego Holdings LLC, and its successors and assigns under the Intermediate Loan Agreement.
“Intermediate Loan” means the loans funded and other indebtedness owed by Borrower pursuant to the Intermediate Loan Agreement.
“Intermediate Loan Agreement” means that certain Intermediate Loan Agreement, dated as of the Effective Date, between Borrower and Intermediate Lender.
“JPM” has the meaning assigned in Recital C.
“JPM Existing Senior Note” has the meaning assigned in Section 2.1.
“JPM Original Note” has the meaning assigned in Recital C.
“Junior Lender(s)” means the holder(s) of the Junior Notes from time to time (and at any time as there shall be more than one Junior Lender, any approval, consent or other decision or action required or permitted to be taken by or at the direction of the Junior Lenders hereunder shall be made or taken in accordance with the decision of 66.7% percent of the Junior Lenders, based on their respective Junior Notes principal balances).
“Junior Loan” means the portion of the Loan evidenced by the Junior Note.
“Junior Notes” means, collectively, Junior Note 1, Junior Note 2, Junior Note 3 and Junior Note 4.
“Junior Note 1” has the meaning assigned in Section 2.1.
“Junior Note 2” has the meaning assigned in Section 2.1.
“Junior Note 3” has the meaning assigned in Section 2.1.
“Junior Note 4” has the meaning assigned in Section 2.1.
“LBBW” has the meaning assigned in Recital C.
“LBBW Existing Senior Note” has the meaning assigned in Section 2.1.
“LBBW Original Note” has the meaning assigned in Recital C.
“Lease” means any lease, sublease, license or other agreement between Borrower (or its predecessors) and a Lessee (or its predecessors), now or hereafter existing, under the terms of which such Lessee other than Borrower has or acquires any right to occupancy or use of the Project, or any part thereof, or interest therein, together with any and all extensions, renewals,

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modifications and replacements thereof, and all guarantees of such Lessee’s obligations thereunder, whether now in existence or hereafter arising.
“Lender Reply Period” has the meaning assigned to such term in Section 14.9.
“Lessee” means the lessee, sublessee, licensee, tenant or other person having the right to occupy or use all or any part of the Project under a Lease.
“Licenses” has the meaning assigned in Section 7.20.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.
“Loan” means the “Loan” as defined in the Recitals, comprising the Senior Loan and the Junior Loan, and all other amounts evidenced or secured by the Loan Documents.
“Loan Amount” means $300,000,000.00.
“Loan Documents” means (a) this Agreement, (b) the Notes, (c) the Mortgage, (d) the Assignment of Leases and Rents, (e) the General Assignment, (f) the Security Agreement, (g) the Assignments of Management Agreement, (h) the Environmental Indemnity, (i) Uniform Commercial Code financing statements, (j) the Assignment/Gap Documents, (k) the Recognition Agreement, (l) all other agreements or instruments executed by or on behalf of Borrower or ALX in favor of Administrative Agent (for the benefit of the Lenders) and/or the Lenders evidencing, securing, governing or otherwise pertaining to the Loans, and (m) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.
“Management Agreement” means, individually or collectively as the context may require, Management Agreement (Commercial) and Management Agreement (Retail).
“Management Agreement (Commercial)” means, that certain Management Agreement, dated as of the Original Closing Date, between Manager and Borrower with respect to the management of the restaurant portion of the Project by the Manager together with any management agreements entered into with future Managers in accordance with the terms of this Agreement.
“Management Agreement (Retail)” means, that certain Management Agreement dated as of July 6, 2003 between Manager and Borrower with respect to the management of the retail portion of the Project by the Manager together with any management agreements entered into with future Managers in accordance with the terms of this Agreement.

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“Manager” means Alexander’s Management LLC, which is the manager of the Project under the Management Agreements, together with any successor property managers appointed for the Project in accordance with the terms of this Agreement.
“Material Adverse Effect” means a material adverse effect, as reasonably determined by Administrative Agent, on: (a) the financial condition and/or operations of (i) the Project, or (ii) the Borrower; or (b) the value of the Project; or (c) the status of title to, or the lien of the Mortgage upon, the Project.
“Maturity Date” means the earlier of (a) December 23, 2035 and (b) any earlier date on which all of the Loans are required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means the Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of September 14, 2020, as amended by the Mortgage Amendment, covering the Project, and any further amendments, modifications, renewals, substitutions, consolidations, severances and replacements thereof.
“Mortgage Amendment” means the First Amendment to the Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Effective Date, amending the Mortgage.
“Mortgaged Property” has the meaning assigned thereto in the Mortgage.
“Multi-Asset Person” has the meaning assigned in Section 9.1(3).
“Net Operating Income” means the amount by which Operating Revenues exceed Operating Expenses.
“Net Proceeds” has the meaning assigned to such term in Section 3.2(2).
“Net Proceeds Deficiency” has the meaning assigned to such term in Section 3.2(f).
“New Lease” has the meaning assigned in Schedule 2.
“Note” means, individually or collectively, as applicable, (i) the Senior Note, in respect of the Senior Loan, and (ii) the Junior Notes, in respect of the Junior Loan, as each such Note may be amended, restated, replaced, severed, supplemented or otherwise modified from time to time.
“Obligor” has the meaning assigned in Section 17.1.

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“Operating Expenses” means with respect to the period in question, all expenses actually incurred by Borrower during such period in connection with the operation, management, maintenance, repair and use of the Project, as determined on an accrual basis, and except as otherwise set forth in this definition, in accordance with GAAP. Operating Expenses shall include (x) property management fees in an amount not to exceed the greater of (a) two percent (2%) of Gross Revenues for such period and (b) the actual amounts payable under the Management Agreement for such period and (y) reserves in an annualized amount equal to $0.25 per rentable square foot of the Project. Operating Expenses shall not include (i) any leasing costs, such as leasing commissions, tenant allowances and attorneys’ fees, (ii) any expenditure that is required to be capitalized under GAAP, (iii) depreciation and amortization, (iv) income taxes or other impositions in the nature of income taxes, (v) costs related to obtaining or refinancing the Loans, transferring of all or any part of the Project or obtaining Insurance Proceeds or Condemnation Proceeds, (vi) debt service in respect of the Loans, (vii) any expense paid directly by any tenant (unless such expense is an obligation of Borrower) or any Person other than Borrower, (viii) payments from or to any reserve account, and (ix) any items of expense which would be considered an “Operating Expense” pursuant to the provisions above, but is paid directly by a Lessee.
“Operating Revenues” means with respect to the period in question, all actual revenues of Borrower during such period from the use, ownership and operation of the Project. Operating Revenues shall include (a) all Rents and other amounts payable as Rent to Borrower by any Lessee under a Permitted Lease, including the rental revenue and expense recoveries recognized on a GAAP basis from tenants under Permitted Leases (excluding any adjustment for straight-line rent), and any license agreements, occupancy agreements, concession agreements or other agreements related to the Project, (b) business interruption or rent insurance proceeds to the extent allocable to the applicable period and (c) any and all other amounts which in accordance with GAAP are included in Borrower’s annual financial statements as operating income attributable to the Project. Operating Revenues shall not include (i) any Insurance Proceeds or Condemnation Proceeds (other than business interruption or rent insurance proceeds and only to the extent allocable to the applicable period), (ii) any item of income otherwise includable in Operating Revenue but paid directly to a Person other than Borrower, provided that such item of income is for the payment of an expense and such expense is otherwise excluded from the definition of Operating Expenses above, (iii) security deposits received from Lessees, until applied in accordance with the terms of the related Lease, (iv) Rents from a Lessee under any Lease which is not a Permitted Lease, (v) termination payments paid under any Lease in connection with the termination thereof (except to the extent applied on a pro rata basis over the non-terminable portion of the Lease term) and (vi) refunds of income taxes or of any other impositions in the nature of income taxes.
“Original Loan Agreement” has the meaning assigned in Recital A.
“Original Closing Date” means September 4, 2015.

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“Otherwise Rated Insurer” shall have the meaning assigned in Section 3.1(2).
“Participant” has the meaning assigned in Section 12.23(3).
“Payment Date” means the fifth (5th) day of each calendar month.
“Permitted Encumbrances” means (a) Liens and security interests granted pursuant to the Loan Documents, (b) the items set forth on Schedule B of the Title Policy, (c) any Lien, if any, for Property Taxes which are not yet due or delinquent or are the subject of a permitted contest pursuant to this Agreement, (d) statutory liens for labor or materials filed against the Project that are the subject of a permitted contest pursuant to this Agreement, (e) any easements, restrictions, covenants, reservations and rights-of-ways granted by Borrower after the Original Closing Date in accordance with Section 9.1(4), (f) the Condominium Documents, (g) any Lien filed against equipment leased pursuant to equipment leases permitted under this Agreement, (h) Permitted Leases and (i) subordination, non-disturbance and attornment agreements executed by Administrative Agent with respect to Permitted Leases; and (j) the Option (as defined in the Bloomberg Lease) in favor of the tenant as set forth in Article 36 of the Bloomberg Lease (a true and complete copy of which Borrower represents it has delivered to the Administrative Agent).
“Permitted Leases” means, collectively, (i) the Existing Leases and (ii) any other Lease entered into after the Original Closing Date which is approved or deemed approved by Administrative Agent in accordance with the terms of this Agreement.
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.
“Policy” shall have the meaning assigned in Section 3.1(2).
“Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.
“Prohibited Person” means any Person:
(a)    listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

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(b)    that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;
(c)    with whom any Lender or Borrower is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;
(d)    who is known to Borrower to commit, threaten or conspire to commit or support “terrorism”, as defined in the Executive Order;
(e)    that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/tiisdn.pdf or at any replacement website or other replacement official publication of such list; or
(f)    who is known to Borrower to be an Affiliate of or affiliated with a Person listed above.
“Project” means the real property described in Exhibit A and all buildings and other improvements now or hereafter located thereon constituting Retail Unit 1 (Tax Lot 1001) and Retail Unit 2 (Tax Lot 1209) together with the appurtenant interest in the Common Elements of the Beacon Court Condominium located at 731 Lexington Avenue, New York, New York, containing as of the Effective Date approximately 161,000 net rentable square feet of space, and all related facilities, amenities, fixtures, and personal property owned by Borrower.
“Property Taxes” has the meaning assigned to such term in Section 9.2(1).
“Qualified Letter of Credit” means an irrevocable standby letter of credit in form and substance reasonably satisfactory to Administrative Agent from a bank that satisfies the Rating Criteria. If at any time after the delivery to Administrative Agent of a Qualified Letter of Credit the issuer of such Qualified Letter of Credit shall no longer satisfy the Rating Criteria, Borrower shall, within ten (10) Business Days after request from Administrative Agent, either (i) cause a replacement Qualified Letter of Credit with a bank satisfying the Rating Criteria to be delivered to Administrative Agent or (ii) deposit cash or other security reasonably acceptable to Administrative Agent with Administrative Agent, in the stated amount of such Qualified Letter of Credit.
“Qualified Manager” means either (i) ALX, VRLP or an Affiliate of ALX or VRLP or (ii) a reputable property manager with not less than five (5) years’ experience managing properties similar in class and size to the Project in New York City or a similar metropolitan area which is reasonably acceptable to Administrative Agent.

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“Rating Criteria” with respect to any Person shall mean that (i) the short-term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1 by Fitch, if deposits are held in the account for a period of less than 30 days or (ii) the long-term unsecured debt obligations of which are rated at least “A” by S&P and Fitch and “A2” by Moody’s, if deposits are held in the account for a period of 30 days or more.
“Recognition Agreement” means that certain Recognition and Subordination Agreement, dated as of the Effective Date, among Administrative Agent, Senior Lender, the Junior Lenders and the Intermediate Lender.
“REIT” means Vornado Realty Trust, a Maryland real estate investment trust, together with its successors by merger, consolidation or transfer of all or substantially all of its assets in accordance with Section 9.1(3).
“Related Entity” means, as to any Person, (a) any Affiliate of such Person; (b) any other Person into which, or with which, such Person is merged, consolidated or reorganized, or which is otherwise a successor to such Person by operation of law, or which acquires all or substantially all of the assets of such Person; (c) any other Person which is a successor to the business operations of such Person and engages in substantially the same activities; or (d) any Affiliate of the Persons described in clauses (b) and (c) of this definition.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Released Party” and/or “Released Parties” has the meaning assigned in Section 17.1.
“Rent” means the rents, additional rents and other consideration payable to Borrower by the Lessee under the terms of a Lease.
“Responsible Person” means, with respect to any Person, the chief financial officer or controller of such Person (or its parent company) or any other officer of such Person (or its parent company) reasonably acceptable to Administrative Agent.
“Restoration” means the repair and restoration of the Project after a Casualty or Condemnation to be at least equal in general utility and quality to the condition the Project was in immediately prior to such Casualty or Condemnation (subject to any restrictions on Borrower’s ability to do so imposed by any applicable law), with such alterations as may be approved by Administrative Agent (to the extent such approval is required under the terms of this Agreement), such approval not to be unreasonably withheld, delayed or conditioned.

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“Restricted Payment” means, as to Borrower, (i) any dividend or other distribution, direct or indirect, on account of any shares of capital stock or other equity interest in Borrower now or hereafter outstanding, including, without limitation, any distribution to Sole Member, whether in cash or otherwise, or (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of capital stock or other equity interest in Borrower now or hereafter outstanding.
“Revenues” means, for any Accrual Period, the total gross revenues received by Borrower from or in respect of the Project during such Accrual Period, including all receipts of Borrower from (a) cash concessions to Borrower, (b) rent or business interruption insurance, and casualty and liability insurance, if any, (c) funds made available to the extent such funds are withdrawn from Borrower’s reserves and deposited into Borrower’s operating accounts or otherwise used for the payment of Expenditures, and (d) other revenues and receipts realized by Borrower from or in respect of the Project, other than the proceeds of the Intermediate Loan and any equity contributed to Borrower.
“Sales Broker” has the meaning assigned in Section 15.4.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) an Affiliate of any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.
“Security Agreement” means that certain UCC Security Agreement dated as of the Original Closing Date, executed by Borrower in favor of Administrative Agent for the benefit of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time.
“Security Documents” means collectively, the Mortgage, the Assignment of Leases and Rents, the General Assignment, the Security Agreement and all Uniform Commercial Code financing statements required by this Agreement, the Mortgage, the Assignment of Leases and Rents, the General Assignment or the Security Agreement to be filed with respect to the applicable security interests.

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“Senior Lender(s)” means the holder(s) of the Senior Notes from time to time (and at such time as there shall be more than one Senior Lender, any approval, consent or other decision or action required or permitted to be taken by or at the direction of the Senior Lender hereunder shall be made or taken in accordance with the decision of 66.7% percent of the Senior Lenders, based on their respective Senior Note principal balances).
“Senior Loan” means the portion of the Loan evidenced by the Senior Note.
“Senior Note” means the Senior Note 1, in the principal amount of $132,500,000.00 and in the form attached hereto as Exhibit B, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.
“Single Purpose Entity” means a corporation, limited partnership or limited liability company which at all times on and after the Original Closing Date, unless otherwise approved in. writing by Administrative Agent (it being agreed that “Loans” as defined herein and as defined prior to the Effective Date):
(a)    is organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing, financing and operating the Project and, in the case of 731 Commercial, owning, managing and disposing of the limited liability company interests in 731 Retail and 731 Restaurant LLC, a Delaware limited liability company (“Restaurant LLC”) and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing;
(b)    is not engaged and will not engage in any business unrelated to the purposes described in clause (a) above;
(c)    does not own and will not own any assets other than those related to the purposes described in clause (a) above;
(d)    has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company), except as expressly permitted pursuant to Section 9.1, or any amendment of its articles of incorporation, bylaws, limited partnership certificate, limited partnership agreement, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition;
(e)    if such entity is (i) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has a certificate of limited partnership and limited partnership agreement, or

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(iii) a corporation, has a certificate of incorporation or articles of incorporation, that in each case provide that such entity (a) will not dissolve, merge, liquidate or consolidate; (b) will not sell all or substantially all of its assets or the assets of any other entity in which it has a direct or indirect legal or beneficial ownership interest, except as expressly permitted pursuant to Section 9.1; (c) will not engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition, without in each case the consent of Administrative Agent; and (d) shall not file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest or is the direct or indirect general partner or manager without the affirmative vote of all of the members, partners or directors (as applicable) of the entity;
(f)    is and will remain (to the extent cash flow from the Project is sufficient to pay all Borrower expenses) solvent and pay its debts and liability (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain (to the extent cash flow from the Project is sufficient to pay all Borrower expenses) adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that nothing in the foregoing shall require the direct or indirect owners of Borrower to make capital contributions to Borrower;
(g)    has maintained and will maintain its accounts, books and records separate from any other Person; provided, however, that (A) Borrower’s financial position, assets, results of operations and cash flows may be included in a consolidated financial statement of an Affiliate of Borrower, provided that (i) any such consolidated financial statement of an Affiliate of Borrower contains a note indicating that Borrower and its Affiliates are separate legal entities (or a similar statement is contained in such Affiliate’s Securities and Exchange Commission 10-K filings) and it is such Affiliate’ s practice to deliver its financial statements together with such filings and (ii) such assets shall be listed on Borrower’s own separate balance sheet and (B) all amounts paid to Borrower may be deposited into a centralized cash management account (controlled by an Affiliate of Borrower as an agent) on behalf of Borrower and various other entities that are Affiliates of Borrower, as and when received, provided that all amounts deposited into such centralized account for the benefit of Borrower are clearly segregated, for accounting purposes, from the revenues and expenses of all other Persons;
(h)    except as described in clause (g) above, has not commingled and will not commingle its funds or assets with those of any other Person;
(i)    except as described in clause (g) above, has held and will hold its assets in its own name;

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(j)    has not incurred and will not incur any Debt other than (a) the Loans and other Indebtedness, (b) the Intermediate Loan and amounts owing under the Intermediate Loan Documents, (c) trade and operational debt which is (i) incurred in the ordinary course of business, (ii) not secured by a Lien on the Project, (iii) not more than sixty (60) days past due (except where Borrower shall be disputing the same promptly, diligently and in good faith) and (iv) not evidenced by a note, and (d) amounts due under equipment leases (treated as capital leases in accordance with GAAP), provided that at all times during the term of the Loans, the maximum amount outstanding under the equipment leases described under clause (d) and the items described under clause (c) of this subsection (j) shall not exceed, in the aggregate, $5,000,000, provided further that such amount shall not include any amounts incurred by Borrower in connection with (x) capital expenditures or (y) tenant improvement work or leasing commissions. No Debt of the Borrower, other than the Loans and the equipment leases permitted hereunder, may be secured (subordinate or pari passu) by the Project;
(k)    has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;
(l)    has not and will not acquire obligations or securities of its members or shareholders or any other Affiliate;
(m)    except in connection with the Loans, has not pledged and will not pledge its assets for the benefit of any other Person;
(n)    has conducted business, held itself out and identified itself and will conduct business, hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by a Person other than an Affiliate of Borrower and not as a division or part of any other Person;
(o)    has not and will not have any obligation to indemnify its partners, officers, directors or members, as the case may be, unless such obligation is fully subordinated to the Indebtedness and will not constitute a claim against it in the event that, after payment of the Indebtedness, cash flow is insufficient to pay such obligation;
(p)    if such entity is a corporation, it is required to consider the interests of its creditors in connection with all corporate actions;
(q)    shall not, without the prior, unanimous affirmative vote of at least two (2) Independent Managers of such entity, (i) petition or otherwise institute bankruptcy, reorganization or insolvency proceedings or otherwise seek any relief under the Bankruptcy Code or any laws relating to the relief from debts or the protection of debtors generally, (ii) seek or consent to the appointment of a receiver, liquidator, assignee,

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trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such entity or all or any portion of such entity’s properties, (iii) make any assignment for the benefit of creditors, or (iv) take any action in furtherance of any of the foregoing; and
(r)    has at least two (2) Independent Managers.
“Sole Member” means 731 Commercial Holding LLC, a Delaware limited liability company.
“State” means the State of New York.
“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax Lot Drawings” refers to the floor plans for the Condominium recorded immediately following the Condominium Declaration on March 9, 2005 as CRFN 2005000139246, as the same may be modified, amended, replaced or supplemented from time to time.
“Terrorism Premium Limit” has the meaning assigned to such term in Section 3.1(1).
“Third Valuation Expert” has the meaning assigned in Section 15.3(3).
“Threshold Amount” means $15,000,000.
“Title Policy” means the “Title Policy” as defined in the Original Loan Agreement.
“Transactions” means the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.
“Unit” or “Units” shall mean any condominium units created pursuant to the Condominium Documents.
“Valuation Expert” shall mean any of Meridian Capital, Newmark, CBRE, Eastdil or JLL or their respective successors.
“VRLP” means Vornado Realty L.P., a Delaware limited partnership, together with its successors by merger, consolidation or transfer of all or substantially all of its assets in accordance with Section 9.1(3).

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“WFB” has the meaning assigned in Recital C.
“WFB Existing Senior Note” has the meaning assigned in Section 2.1.
“WFB Original Note” has the meaning assigned in Recital C.

Article 2

LOAN TERMS
Section 2.1The Loans and Notes.
(1)Loans. Each Lender had made, and Borrower has borrowed, a Loan in Dollars in a principal amount equal set forth on Schedule 2.1 attached hereto. The Loans have been fully funded.
(2)Notes.
(a)    Loan Notes. The Loan is evidenced by the Notes. Concurrently herewith,
(A)that certain Promissory Note, dated November 19, 2015, in the original principal amount of $91,666,666.67, made by Borrower to JPMorgan Chase Bank, N.A., with an outstanding principal balance as of the Effective Date of $78,571,428.57, is hereby amended and restated in its entirety, and split and severed, into two (2) notes as follows: (i) the first being a Senior Note in the principal amount of $34,702,380.95 (the “JPM Existing Senior Note”), which note is being assigned to the Senior Lender pursuant to clause (E) of this Section 2.1(2)(a) and consolidated into the Senior Note as described in clause (F) of this Section 2.1(2)(a), and (ii) the second being a Junior Note, dated the Effective Date, made by Borrower to JPMorgan Chase Bank, N.A., in the principal amount of $43,869,047.62 and in the form attached hereto as Exhibit C (said note, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time, “Junior Note 1”);
(B)that certain Promissory Note, dated August 5, 2015, in the original principal amount of $116,666,666.67, made by Borrower to Wells Fargo Bank, N.A., with an outstanding principal balance as of the Effective Date of $100,000,000, is hereby amended and restated in its entirety, and split and severed, into two (2) notes as follows: (i) the first being a Senior Note in the principal amount of $44,166,666.67 (the “WFB Senior Note”), which note is being assigned to the Senior Lender pursuant to clause (E) of this Section 2.1(2)(a) and consolidated into the Senior Note described in described in clause (F) of this Section 2.1(2)(a), and (ii) the second being a Junior Note, dated the Effective Date, made by Borrower to Wells Fargo Bank, N.A., in the principal amount of $55,833,333.33 and in the form attached hereto as Exhibit C (said note, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time, “Junior Note 2”);

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(C)that certain Promissory Note, dated November 19, 2015, in the original principal amount of $91,666,666.67, made by Borrower to Landesbank Baden-Württemberg, New York Branch, with an outstanding principal balance as of the Effective Date of $78,571,428.57, is hereby amended and restated in its entirety, and split and severed, into two (2) notes as follows: (i) the first being a Senior Note in the principal amount of $34,702,380.95 (the “LBBW Senior Note”), which note is being assigned to the Senior Lender pursuant to clause (E) of this Section 2.1(2)(a) and consolidated into the Senior Note described in clause (F) of this Section 2.1(2)(a), and (ii) the second being a Junior Note, dated the Effective Date, made by Borrower to Landesbank Baden-Württemberg, New York Branch, in the principal amount of $43,869,047.62 and in the form attached hereto as Exhibit C (said note, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time, “Junior Note 3”);
(D)that certain Promissory Note, dated November 19, 2015, in the original principal amount of $50,000,000.00, made by Borrower to The Bank of New York Mellon, with an outstanding principal balance as of the Effective Date of $42,857,142.86, is hereby amended and restated in its entirety, and split and severed, into two (2) notes as follows: (i) the first being a Senior Note in the principal amount of $18,928,571.43 (the “BNY Senior Note” and together with JPM Senior Note, the WFB Senior Note and the LBBW Senior Note, the “Existing Senior Notes” and each individually an “Existing Senior Note”), which note is being assigned to the Senior Lender pursuant to clause (E) of this Section 2.1(2)(a) and consolidated into the Senior Note described in clause (F) of this Section 2.1(2)(a), and (ii) the second being a Junior Note, dated the Effective Date, made by Borrower to The Bank of New York Mellon in the principal amount of $23,928,571.43 and in the form attached hereto as Exhibit C (said note, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time, “Junior Note 4”);
(E)For an agreed consideration which is set forth with respect to each Existing Lender on Schedule 2.1.2(a)(E), each Existing Lender hereby irrevocably sells and assigns to Senior Lender, and Senior Lender hereby irrevocably purchases and assumes from the applicable Existing Lender, subject to and in accordance with the terms hereof, as of the date hereof, the applicable Existing Senior Note. Each Existing Lender (on its own behalf and not on behalf of any other Existing Lender) represents and warrants that (x) it is the legal and beneficial owner of the applicable Existing Senior Note, free and clear of any lien, encumbrance or other adverse claim and (y) it has full power and authority, and has taken all action necessary, to consummate the assignment of the applicable Existing Senior Note contemplated by this clause (E); and
(F)Simultaneous with Senior Lender’s acquisition of the Existing Senior Notes, the Existing Senior Notes are being consolidated into the Senior Note, dated the Effective Date, made by Borrower to the Senior Lender in the principal amount of $132,500,000 and in the form attached hereto as Exhibit B (said note, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time, the “Senior Note”).
(b)Concurrently herewith, Borrower shall deliver to each Lender an executed original of its Note. Promptly after the date hereof, each holder of an Original Note shall

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deliver the original of the same to Senior Lender together with an allonge to the order of Senior Lender.
(c)Substitution, Exchange and Subdivision of Notes. No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender’s Loan and Notes pursuant to Section 12.23 (and, if requested by any Lender, Borrower agrees to so substitute or exchange any Notes and enter into note splitter agreements in connection therewith, provided that the foregoing shall be at no cost or expense to Borrower (other than its own expenses incurred in connection therewith and expenses payable by Borrower in accordance with Section 12.5) and shall not result in any increase in Borrower’s liabilities or obligations, or any decrease in Borrower’s rights, under this Agreement and the other Loan Documents).
(d)Loss, Theft, Destruction or Mutilation of Notes. In the event of the loss, theft or destruction of any Note, upon Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by the holder of such Note, or in the event of the mutilation of any Note, upon the surrender of such mutilated Note by the holder thereof to Borrower, Borrower shall execute and deliver to such holder a new replacement Note in lieu of the lost, stolen, destroyed or mutilated Note.
Section 2.2Repayment of Loans; Evidence of Debt.
(1)Borrower hereby unconditionally promises to pay to Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date, subject to, and in accordance with Section 15.1.
(2)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(3)Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(4)The entries made in the accounts maintained pursuant to subsections (2) or (3) of this Section shall be prima facie evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.

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Section 2.3Prepayment of Loan.
(1)Borrower shall have the right (a) at any time and from time to prepay the Loan in full and any such prepayment shall be applied in accordance with Section 15.1 and (b) to prepay the Loan in accordance with Section 15.5. With respect to a prepayment of the Loan in full under foregoing clause (a) Borrower shall provide written notification to Administrative Agent by not later than 11:00 a.m., New York City time, two (2) Business Days before the date of prepayment unless waived by Administrative Agent in its sole discretion. Any prepayment notice given to Lender by Borrower pursuant to the preceding sentence may be rescinded by Borrower upon delivery of written notice to Lender. All reasonable out-of-pocket costs and expenses of Administrative Agent and the Lenders in connection with the rescission of such prepayment shall be paid by Borrower promptly after demand (but, for clarity, in no event shall Borrower be liable for any breakage, hedging or other similar costs and expenses that may be incurred by any Lender). Promptly following receipt of any such prepayment notice, Administrative Agent shall advise the Lenders of the contents thereof.
(2)Payments made by Borrower (including payments made on a Payment Date) in excess of amounts due under Section 2.4(a) and other amounts then due and payable hereunder shall be applied in accordance with Section 15.1.
(3)No amounts prepaid or repaid shall be readvanced.
Section 2.4Interest.
(1)Interest on the Senior Loan shall accrue at 7.00% per annum and shall be due and payable on each Payment Date with respect to the Accrual Period ending on such Payment Date, commencing on the first Payment Date following the Effective Date. Interest accrued and unpaid on the Senior Loan shall compound annually to the extent not paid currently.
(2)Interest on the Junior Loan shall accrue at 4.55% per annum and shall accrue but shall not be due or payable except to the extent provided in Section 15.1 and/or Section 15.6. Interest accrued and unpaid on the Junior Loan shall compound annually to the extent not paid currently.
(3)All payments and other amounts due under the Notes, this Agreement and the other Loan Documents shall be made without any setoff, defense and irrespective of, and without deduction for, counterclaims.
(4)If (x) any principal of or interest on the Loan or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, and (y) such failure to pay results in an Event of Default (i.e., any notice or cure periods with respect to such payment have expired), then such overdue amount shall bear interest at the Default Rate from the date such amount was required to have been paid by Borrower.
(5)All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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Section 2.5Payments Generally; Pro Rata Treatment.
(1)Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Administrative Agent at its offices or pursuant to wire instructions provided by Administrative Agent from time to time. Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable to the next succeeding Business Day. All payments hereunder shall be made in Dollars.
(2)Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate reasonably determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
(3)If any Lender shall fail to make any payment required to be made by it pursuant to Section 14.13, then Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.6Withholding Taxes.
Section 2.7    Each Lender represents at all times during the term of this Agreement that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Borrower such forms, certifications, statements and other documents as Borrower may request from time to time to evidence such Lender’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Borrower to comply with any applicable law or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, such Lender will furnish to Borrower Form W-8ECI or Form W-8BEN of the United States Internal Revenue Service; or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender’s complete exemption from the withholding of United States tax with respect thereto. Borrower shall not be obligated to

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make any payments hereunder to such Lender in respect of any Loan until such Lender shall have furnished to Borrower the requested form, certification, statement or document.

Article 3

INSURANCE AND CONDEMNATION
Section 3.1Insurance.
(1)Borrower shall obtain and maintain, or cause to be maintained, Policies for Borrower and the Project providing at least the following coverages:
(a)Commercial General Liability Insurance with limits of not less than $1,000,000 per occurrence for bodily injury including death, personal injury and property damage and $2,000,000 in the aggregate for the policy period (which insurance shall provide that defense costs are in addition to policy limits), (with deductibles reasonably acceptable to Administrative Agent), and extended to cover: (a) Contractual Liability as provided in the standard Insurance Service Office (ISO) policy form or its equivalent with no exclusions or limitations to contractual liability, (b) Products & Completed Operations coverage, such coverage to apply for two years following completion of construction, (c) waiver of subrogation against all parties named additional insured, (d) severability of interest provision, and (e) Personal Injury & Advertisers Liability;
(b)Automobile Liability including coverage on owned, hired, and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with Bodily Injury and Property Damage limits of not less than $1,000,000 per accident combined single limit, with a waiver of subrogation against all parties named as additional insured;
(c)Umbrella/Excess Liability in excess of Commercial General Liability, Automobile Liability and Employers’ Liability coverages which is at least as broad as these underlying policies with a limit of liability of $50,000,000; provided, however, that if aggregate limits are shared with other locations, the amount of such insurance to be provided shall be not less than $100,000,000, with not less than $25,000,000 of such amount reasonably allocable to the Project;
(d)All-Risk Property (Special Cause of Loss) Insurance, including, without limitation, coverage for loss or damage to the Project by fire and other perils including windstorm, earthquake/earth movement and malicious mischief, building ordinance extension endorsement (including cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage), and boiler and machinery coverage (if separate policy, that policy must include loss of rents or business interruption coverage), as specified by Administrative Agent. The policy shall be in an amount not less than the full insurable value on a replacement cost basis of the insured Improvements and personal property related thereto (without deduction for depreciation). During any construction

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period, such policy shall be written in the so-called “Builder’s Risk Completed Value Non-Reporting Form” with no coinsurance requirement and shall contain a provision granting the insured permission to occupy prior to completion. Such policy shall not contain an exclusion for terrorist losses. However, if such an exclusion exists in the All-Risk policy, a separate Terrorism policy covering Certified Acts of Terrorism must be evidenced to Administrative Agent in an amount equal to the full replacement cost of the Improvements, or the outstanding principal amount of the Loans, whichever is less. This policy must also list Administrative Agent as mortgagee and loss payee. Notwithstanding the foregoing, Borrower shall not be required to provide insurance covering Certified Acts of Terrorism in the limits provided above if the premium for such insurance shall exceed the Terrorism Premium Limit, but shall be required to provide such insurance to the extent that the same is available at the Terrorism Premium Limit. As used herein, the term “Terrorism Premium Limit” shall mean a premium at a rate of $0.10 per $100 applied to the lesser of (i) the outstanding principal balance of the Loans and (ii) the full replacement cost of the Improvements and personal property related thereto and the required business income value. Borrower may use a captive insurance company (directly or indirectly owned by ALX or VRLP) to insure losses, damages, costs, expenses, claims and liabilities related to acts of terrorism, but only if, and for so long as, (a) such captive insurance company is licensed as a captive insurance company, (b) coverage for any losses resulting from certified acts of terrorism may be subsidized by the United States Government established by the Terrorism Risk Insurance Program Reauthorization Act (“TRIPRA”) of 2015 and as amended, (c) such captive insurance company shall purchase reinsurance for the remaining balance of covered terrorism losses with insurers meeting the rating requirements provided in Section 3.1(2), (d) such captive insurance company shall be responsible for any deductible below the TRIPRA threshold, (e) Administrative Agent has been provided with the financial statements of such captive insurance company, which financial statements must demonstrate that such captive insurance company shall have the financial wherewithal to meet its obligations under such insurance policy, as determined by the licensing authority of the state where it is domiciled, and (f) such captive insurance company must meet any applicable requirements under TRIPRA;
(e)Workers’ Compensation and Employer’s Liability Insurance in accordance with the applicable laws of the state in which the work is to be performed or of the state in which Borrower is obligated to pay compensation to employees engaged in the performance of the work. The policy limit under the Employer’s Liability Insurance section shall not be less than $1,000,000.00 for any one accident, disease each employee and disease policy limit;
(f)If the Project, or any part thereof, lies within a “special flood hazard area” as designated on maps prepared by the Department of Housing and Urban Development, a National Flood Insurance Association, standard flood insurance policy, plus insurance from a private insurance carrier if necessary and commercially available, for the duration of the Loans in the amount of the full insurable value of the Improvements, or the amount of the Loans, whichever is less;
(g)Rent loss or business interruption insurance against loss of income (including, but not limited to, rent, cost reimbursements and all other amounts payable by tenants under Leases or otherwise derived by Borrower from the operation

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of the Project) arising out of damage to or destruction of the Improvements by fire or other peril insured against under each policy. The amount of the policy shall be in the amount equal to one year’s projected rentals or gross revenue; and
(h)Such other types and amounts of insurance with respect to the Project and the operation thereof which are commonly maintained and commercially available in the case of other property and buildings similar to the Project in nature, use, location, height, ownership, and type of construction, as may from time to time be reasonably required by Administrative Agent upon not less than ten (10) Business Days’ advance notice to Borrower, which insurance may include, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers.
(2)Each insurance policy required hereunder (each a “Policy” and collectively, the “Policies”) shall be issued by an insurance company approved by Administrative Agent, which approval shall not be unreasonably withheld. Administrative Agent acknowledges that an insurance company eligible to do business in the state where the Project is located having a rating of “BBB” or better by S&P or “A-/IX” or better by A.M. Best Co., in Best’s Rating Guide shall be acceptable to Administrative Agent, provided, however, that if any insurance required hereunder is provided by a syndicate, then only 60% of the members of the syndicate (or 75% if five (5) or fewer insurance companies comprise the syndicate) must satisfy the foregoing rating requirement. Notwithstanding the foregoing, Borrower shall be permitted to maintain the required insurance policies with insurers that do not meet the foregoing rating requirement (an “Otherwise Rated Insurer”), provided that Borrower obtains a so-called “cut-through” endorsement (i.e., an endorsement which permits recovery against the provider of such endorsement) reasonably acceptable to Administrative Agent with respect to an Otherwise Rated Insurer from an insurance company which meets the ratings requirement set forth above.
(3)All Policies shall (i) name the Administrative Agent, as administrative agent, any and all subsidiaries and their successors and/or assigns, as their interests may appear as additional insureds on all liability insurance and as mortgagee and loss payee on All-Risk Property, flood insurance and rent loss or business interruption insurance, (ii) be endorsed to show that Borrower’s insurance shall be primary and all insurance carried by Administrative Agent or any Lender is strictly excess and secondary and shall not contribute with Borrower’s insurance, (iii) provide that Administrative Agent is to receive thirty (30) days (except ten (10) days for non-payment of premium) written notice prior to cancellation, (iv) be evidenced by a certificate of insurance to be provided to Administrative Agent along with a copy of the Policy for the All-Risk Property coverage within five (5) Business Days after receipt and approval by Borrower, (v) include either policy or binder numbers on the current edition of the appropriate ACORD form or its equivalent, and (vi) be in form and amounts as required herein or otherwise reasonably acceptable to Administrative Agent. Not less than five (5) days prior to the expiration dates of the Policies theretofore furnished to Administrative Agent pursuant to Section 3.1(1), Borrower shall deliver certificates of insurance or binders for renewal Policies accompanied by evidence satisfactory to Administrative Agent of payment of the premiums due as required thereunder.

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(4)All Policies provided for in Section 3.1(1) shall contain clauses or endorsements to the effect that:
(i)with respect to property, flood, boiler and machinery, builder’s risk and business interruption Policies, no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Administrative Agent is concerned;
(ii)each Policy shall not be cancelled without at least 30 days’ (except 10 days’ for non-payment of premium) written notice to Administrative Agent; and
(iii)Administrative Agent shall not be liable for any insurance premiums thereon or subject to any assessments thereunder.
(5)Any insurance required to be maintained pursuant to this Section may be evidenced by blanket insurance policies covering the Project and other properties or assets of Borrower or its Affiliates, provided that any such policy shall in all other respects materially comply with the requirements of this Section.
(6)If at any time Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Administrative Agent shall have the right, following at least five (5) days written notice to Borrower (or upon written notice to Borrower, if any insurance required to maintained hereunder shall not be in full force and effect or shall be due to expire within one (1) Business Day), to take such action as Administrative Agent deems necessary to protect its and the Lenders’ interest in the Project, including, without limitation, the obtaining of such insurance coverage as Administrative Agent in its reasonable discretion deems appropriate (but not more than the insurance required to be maintained by Borrower pursuant to this Agreement), provided that Administrative Agent shall use commercially reasonable efforts to provide in such forced placed insurance that the applicable insurance policies will be terminable and the premiums thereunder refundable for any period of time in which such policies are not in effect, and all actual expenses incurred by Administrative Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Administrative Agent within ten (10) Business Days after demand therefor, and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.
(7)In the event of a foreclosure of the Mortgage, or other transfer of title to the Project in extinguishment in whole or in part of the Loans, all right, title and interest of Borrower in and to the Policies then in force (other than any such Policies evidenced by blanket insurance policies covering the Project and other properties or assets of Borrower or its Affiliates) and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent for the benefit of the Lenders or other transferee in the event of such other transfer of title.

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Section 3.2Use and Application of Net Proceeds.
The following provisions shall apply in connection with the Restoration of the Project:
(1)If the Net Proceeds shall be less than the Threshold Amount and the costs of completing the Restoration shall be less than Threshold Amount, the Net Proceeds will be disbursed by Administrative Agent to Borrower upon receipt, provided that (a) no Event of Default has occurred and is continuing and (b) Borrower delivers to Administrative Agent a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.
(2)If the Net Proceeds are equal to or greater than Threshold Amount or the costs of completing the Restoration are equal to or greater than Threshold Amount, Administrative Agent shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 3.2(2). The term “Net Proceeds” shall mean: (i) the net amount of all insurance proceeds received by Administrative Agent pursuant to Section 3.1(1)(d), (f) and (h) as a result of such damage or destruction, after deduction of its reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same (“Condemnation Proceeds”), whichever the case may be.
(a)The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:
(i)no Event of Default shall have occurred and be continuing;
(ii)(1) in the event the Net Proceeds are Insurance Proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Project is taken, and such Condemnation does not make it impracticable, in Administrative Agent’s reasonable judgment, after restoration, to operate the Project as an economically viable whole;
(iii)At least sixty percent (60%) of the total rentable space in the Project which has been demised under Leases in effect as of the date of such Casualty or Condemnation, as applicable (determined by reference to the total rentable space at the Project at the time of such Casualty or Condemnation, as applicable) shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, as applicable;
(iv)Borrower shall commence the Restoration as soon as reasonably practicable and shall diligently pursue the same to satisfactory completion in compliance in all material respects with all applicable laws, including, without limitation, all applicable Environmental Laws;

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(v)Administrative Agent shall be reasonably satisfied that any operating deficits, including all scheduled payments of interest under the Notes, which will be incurred with respect to the Project as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 3.1(1)(g), or (3) by other funds of Borrower or an Affiliate thereof;
(vi)Administrative Agent shall be reasonably satisfied that the Restoration will be substantially completed so that the tenants can legally and physically occupy their space within ninety (90) days prior to the Maturity Date;
(vii)the Project and the use thereof after the Restoration will be in compliance, in all material respects, with and permitted under, all applicable laws;
(viii)OMITTED
(ix)such Casualty or Condemnation, as applicable, does not result in the total and permanent (following the Restoration) loss of access to the Project or the related improvements;
(x)Borrower shall deliver, or cause to be delivered, to Administrative Agent a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Administrative Agent;
(xi)the Net Proceeds together with any cash or Qualified Letter of Credit deposited by Borrower with Administrative Agent pursuant to Section 3.2(2)(f) are sufficient in Administrative Agent’s reasonable discretion to cover the cost of the Restoration; and
(xii)the Management Agreement in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall (1) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the Casualty or Condemnation or the Restoration or (2) if terminated, shall have been replaced with a replacement Management Agreement with a new Manager satisfying the requirements of Section 9.3, prior to the opening or reopening of the Project or any portion thereof for business with the public.
(b)The Net Proceeds shall be held by Administrative Agent (with any interest earned on such proceeds to be available to Borrower to the same extent as Net Proceeds are made available pursuant to the terms of this Section 3.2) and, until disbursed in accordance with the provisions of this Section 3.2, shall constitute additional security for the Loans and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Administrative Agent to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Administrative Agent that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested

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disbursement) in connection with the Restoration have been paid for in full (less Casualty Retainage), and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Project which have not either been fully bonded to the reasonable satisfaction of Administrative Agent and discharged of record or in the alternative fully insured to the reasonable satisfaction of Administrative Agent by the Title Company.
(c)All plans and specifications required in connection with the Restoration, the cost of which is greater than the Threshold Amount, shall be subject to prior review and acceptance (which shall not be unreasonably withheld, conditioned or delayed) in all material respects by Administrative Agent and by an independent consulting engineer selected by Administrative Agent (the “Casualty Consultant”). After the occurrence and during the continuance of any Event of Default, Administrative Agent shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, the cost of which is greater than the Threshold Amount, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance (which shall not be unreasonably withheld, conditioned or delayed) by Administrative Agent and the Casualty Consultant. All reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.
(d)In no event shall Administrative Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 3.2(2), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration (but shall not be duplicative of such amounts actually held back by Borrower). The Casualty Retainage shall not be released until the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 3.2 and that all approvals necessary for the re-occupancy and use of the Project have been obtained from all appropriate Governmental Authorities, and Administrative Agent receives evidence reasonably satisfactory to Administrative Agent that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Administrative Agent will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Administrative Agent that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s,

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subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Administrative Agent. If required by Administrative Agent, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(e)Administrative Agent shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(f)If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Administrative Agent, in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are reasonably estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”), either in cash or a Qualified Letter of Credit or other security reasonably acceptable to Administrative Agent, with Administrative Agent before any further disbursement of the Net Proceeds shall be made. Any Net Proceeds Deficiency deposited with Administrative Agent shall be held by Administrative Agent (with any interest earned thereon to be available to Borrower to the same extent as the Net Proceeds Deficiency is made available pursuant to the terms of this Section 3.2) and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 3.2 shall constitute additional security for the Loans and other obligations under the Loan Documents.
(g)The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Administrative Agent after the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 3.2 and the receipt by Administrative Agent of evidence reasonably satisfactory to Administrative Agent that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Administrative Agent to Borrower, provided no Event of Default shall have occurred and shall be continuing. Without limitation of the foregoing, any remaining Net Proceeds Deficiency deposited with Administrative Agent pursuant this Section 3.2 shall be promptly returned to Borrower after the Indebtedness has been paid in full.
(3)All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 3.2(2)(g) may be retained and applied by Administrative Agent toward the payment of the Loans (without any prepayment premium) whether or not then due and payable in the order and amounts provided for in Section 15.1. If Administrative Agent shall receive and retain Net Proceeds, the Lien of the Mortgage shall be reduced only by the amount thereof received and retained by Administrative Agent and actually applied by Administrative Agent in reduction of the Loans. All Net Proceeds applied to the Loan shall be applied in accordance with Section 15.1.

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(4)Notwithstanding anything to the contrary contained herein, the provisions of this Section 3.2 are subject to and superseded by the provisions of the Condominium Documents governing applications of insurance proceeds to the extent such provisions conflict with this Section 3.2.
Section 3.3Casualty and Condemnation.
(a)If the Project shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Administrative Agent and shall promptly commence and diligently prosecute the completion of the Restoration of the Project. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance (provided that, if Net Proceeds are required to be made available to Borrower for Restoration pursuant to the terms of Section 3.2, they are made available to Borrower for Restoration). Administrative Agent may, but shall not be obligated to, make proof of loss if not made diligently by Borrower.
(b)Borrower shall promptly give Administrative Agent notice of the actual or threatened (in writing) commencement of any proceeding for the Condemnation of all or any part of the Project and shall deliver to Administrative Agent copies of any and all papers served in connection with such proceedings. Administrative Agent may participate in any such proceedings if the amount of Condemnation Proceeds is reasonably expected to exceed the Threshold Amount, and Borrower shall, from time to time, deliver to Administrative Agent all instruments reasonably requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Administrative Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Loans at the time and in the manner provided for its payment in the Notes and in this Agreement and the Loans shall not be reduced until any Award shall have been actually received and applied by Administrative Agent, after the deduction of reasonable out-of-pocket expenses of collection, to the reduction or discharge of the Loans. Administrative Agent and the Lenders shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Notes. If the Project or any portion thereof is taken by a condemning authority, Borrower shall, promptly commence and diligently prosecute the Restoration of the Project and otherwise comply with the provisions of Section 3.2. If the Project is sold through a foreclosure or similar proceeding prior to the receipt by Administrative Agent of the Award, Administrative Agent shall have the right, whether or not a deficiency judgment on the Notes shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Loans.

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Article 4

[Intentionally omitted]
Article 5

ENVIRONMENTAL MATTERS
Section 5.1Certain Definitions.
As used herein, the following terms have the meanings indicated:
(1)“Environmental Claim” means, with respect to any Person, any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or the Project, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remediation, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, use or release into the environment of any Hazardous Materials originating at or from, or otherwise affecting, the Project or (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Borrower.
(2)“Environmental Laws” means any federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, such laws governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials.
(3)“Environmental Liens” has the meaning assigned to such term in Section 5.3(4).
(4)“Environmental Loss” means any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, reasonable attorneys’ fees and expenses, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), but excluding lost profits or consequential damages, of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards, relating to Hazardous Materials, Environmental Claims, Environmental Liens and violation of Environmental Laws.
(5)“Hazardous Materials” means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based

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paint, or (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any Governmental Authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.
Section 5.2[OMITTED].
Section 5.3Covenants on Environmental Matters.
(1)Borrower shall (a) subject to Borrower’s right to contest pursuant to Section 9.4, comply in all material respects with applicable Environmental Laws; (b) notify Administrative Agent immediately upon Borrower’s discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting the Project which would reasonably be expected to lead to an Environmental Claim against Borrower, Administrative Agent or any of the Lenders; (c) promptly remove such Hazardous Materials and remediate the Project in compliance in all material respects with Environmental Laws (subject to Borrower’s right to contest pursuant to Section 9.4); and (d) promptly forward to Administrative Agent copies of all orders, notices, permits, applications or other written communications and reports received by Borrower in connection with any spill, discharge, release or the presence of any Hazardous Material at the Project or the violation of Environmental Laws by Borrower which would reasonably be expected to lead to an Environmental Claim against Borrower, Administrative Agent or any of the Lenders.
(2)Borrower shall not cause, shall prohibit any other Person within the Control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from causing, (a) any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Project or the transportation of any Hazardous Materials to or from the Project (except for De Minimis Amounts) or (b) any underground storage tanks to be installed at the Project.
(3)Borrower shall provide to Administrative Agent, a site assessment as may be required pursuant to the terms of Section 5(a) of the Environmental Indemnity.
(4)Environmental Notices. Borrower shall promptly provide notice to Administrative Agent of:
(a)all Environmental Claims asserted or threatened in writing against Borrower or the Project, or any other party occupying the Project or any portion thereof (to the extent the same is related to such other party’s activities at the Project), which, in all such cases, become known to Borrower;
(b)the discovery by Borrower of any occurrence or condition on the Project or on any real property adjoining or in the vicinity of the Project which would reasonably be expected to lead to an Environmental Claim against Borrower, Administrative Agent or any of the Lenders;
(c)the commencement or completion of any remediation at the Project; and

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(d)any Lien or other encumbrance imposed on the Project pursuant to any Environmental Law (an “Environmental Lien”).
In connection therewith, Borrower shall transmit to Administrative Agent copies of any citations, orders, notices or other written communications received by Borrower from any Person and any notices, reports or other written communications submitted by Borrower to any Governmental Authority with respect to the matters described above.
Section 5.4Allocation of Risks and Indemnity.
As between Borrower, Administrative Agent and the Lenders, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Project, shall lie solely with Borrower. Accordingly, Borrower shall bear all risks and costs associated with any Environmental Loss, damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by this Agreement or any of the other Loan Documents or by law. Borrower shall indemnify, defend and hold Administrative Agent and the Lenders harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Materials in, on, or about the Project, or a breach of any representation, warranty or covenant contained in this Article 5, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent, or comparative negligence of Administrative Agent and the Lenders; provided, however, Borrower shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense (i) is caused or created by Administrative Agent’s or any Lender’s gross negligence or willful misconduct (ii) arises from events or conditions first occurring after Administrative Agent or any of the Lenders acquires title to the Project and which (a) were not at all undertaken, caused, contributed to, authorized or permitted by Borrower or its Affiliates (including any of their respective employees, agents, contractors, subcontractors, tenants and invitees) and (b) do not relate and are not attributable to any conduct occurring or conditions existing at the Project prior to such acquisition of title. Borrower’s obligations under this Section 5.4 (x) shall arise upon the discovery of the presence of any Hazardous Material, whether or not any Governmental Authority has taken or threatened any action in connection with the presence of any Hazardous Material and (y) shall continue notwithstanding the repayment of the Loans or any transfer or sale of any right, title and interest in the Project (by foreclosure, deed in lieu of foreclosure or otherwise); provided, however, that if the Loans are repaid in full or Administrative Agent or any of the Lenders or any of their designees or a purchaser at a foreclosure sale obtains title to the Project (by foreclosure, deed in lieu of foreclosure or otherwise), Borrower’s obligations under this Section 5.4 shall terminate upon the earlier of (A) the date that Borrower delivers a new site assessment indicating that the Project is free and clear of all Hazardous Materials and (B) the date that is five (5) years after the date of such repayment or acquisition of title to the Project,

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provided that Borrower’s obligations under this Section 5.4 shall survive as to any claims, actions, litigation or other proceedings that are then pending or subject to further appeal as of such fifth anniversary.
Section 5.5No Waiver.
Notwithstanding any provision in this Article 5 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Administrative Agent and the Lenders do not waive and expressly reserve all rights and benefits now or hereafter accruing to Administrative Agent and/or any Lenders under the “security interest” or “secured creditor” exception under applicable Environmental Laws, as the same may be amended. No action taken by Administrative Agent and/or any Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the “security interest exception”.
Article 6

LEASING MATTERS
Section 6.1Representations and Warranties on Leases.
Borrower represents and warrants to Administrative Agent and the Lenders with respect to Leases that (1) Borrower has not assigned or pledged any of the Leases, the Rents or any interests therein except to Administrative Agent (on behalf of the Lenders) and except for such previous assignments as shall have been terminated; (2) no tenant or other party has an unexpired option (or right of first refusal) to purchase all or any portion of the Project; and (3) no tenant has prepaid more than one month’s rent in advance (excluding (i) security deposits and last month’s rent as are permitted by applicable law and are commercially reasonable in the prevailing market and (ii) other charges collected in accordance with the terms of the applicable Lease).
Section 6.2Approval Rights; Security Deposits.
Schedule 2 attached hereto and incorporated by reference herein sets forth the approval rights of Administrative Agent with respect to Leases. Borrower shall hold, in trust, all tenant security deposits in a segregated account, and, to the extent required by applicable law, shall not commingle any such funds with any other funds of Borrower. Within ten (10) Business Days after Administrative Agent’s request, Borrower shall furnish to Administrative Agent a statement of all tenant security deposits, and copies of all Leases not previously delivered to Administrative Agent, certified by Borrower as being true and correct.
Section 6.3Covenants.
Borrower (1) shall promptly perform all of its obligations under the Leases, except to the extent such non-performance would not reasonably be expected to materially and adversely

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impact the value of, or income from, the Project; (2) shall enforce all of the obligations of tenants under the Leases, except to the extent the failure to enforce such obligations would not reasonably be expected to materially and adversely impact the value of, or income from, the Project; (3) shall promptly furnish to Administrative Agent any written notice of default or termination received by Borrower from any tenant, and any written notice of default or termination given by Borrower to any tenant; (4) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due (excluding (i) security deposits and last month’s rent as are permitted by applicable law and are commercially reasonable in the prevailing market and (ii) other charges collected in accordance with the terms of the applicable Lease); (5) shall not enter into any ground lease or master lease of all or any part of the Project; and (6) shall not further assign or encumber any Lease.
Section 6.4Tenant Estoppels.
At Administrative Agent’s reasonable request from time to time, Borrower shall use its commercially reasonable efforts to obtain and furnish to Administrative Agent written estoppels in form and substance reasonably satisfactory to Administrative Agent, executed by tenants under Leases in the Project and confirming the term, rent, and other provisions and matters relating to the Leases reasonably requested by Administrative Agent, provided that Administrative Agent shall not be permitted to request an estoppel from any tenant more than once in any twelve-month period (except during the continuance of an Event of Default).
Section 6.5Subordination, Non-Disturbance and Attornment Agreements.
At Borrower’s request, Administrative Agent shall enter into subordination, non-disturbance and attornment agreements, subject to Administrative Agent’s reasonable review and approval thereof as to form and substance, with respect to any Permitted Lease.
Article 7

REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Administrative Agent and the Lenders that:
Section 7.1Organization and Power.
Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation or existence and is in compliance in all material respects with legal requirements applicable to doing business in the State. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code.

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Section 7.2Validity of Loan Documents.
The execution, delivery and performance by Borrower of the Loan Documents: (1) are duly authorized and do not require the consent or approval of any other party or Governmental Authority which has not been obtained; and (2) will not violate any law or result in the imposition of any Lien upon the assets of Borrower, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.
Section 7.3Tax Filings.
Borrower is a disregarded entity for tax purposes and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower.
Section 7.4No Conflicts.
The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, operating agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.
Section 7.5Flood Zone.
No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law.
Section 7.6Insurance.
Borrower has obtained and has delivered to Administrative Agent certificates of insurance reflecting the insurance coverages, amounts and other insurance requirements set forth

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in this Agreement. Borrower has not, and to Borrower’s knowledge, no Person has done, by act or omission, anything which would materially impair the coverage of any such Policy.
Section 7.7Investment Company Act.
Borrower is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
Section 7.8Foreign Assets Control Regulations, Etc.
(1)Neither the execution and delivery of the Notes and the other Loan Documents by Borrower nor the use of the proceeds of the Loans, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, Borrower (a) does not and will not become a blocked person described in Section 1 of the Anti-Terrorism Order and (b) to its knowledge, does not engage and will not engage in any dealings or transactions or be otherwise associated with any such blocked person.
(2)Each partner or member or other direct or indirect principal of Borrower (excluding any direct or indirect owners of ALX) shall be at all times during the term of the Loans an entity or person which is not a Prohibited Person.
Section 7.9Organizational Structure.
(1)Borrower has heretofore delivered to Administrative Agent true and complete copies of the organizational documents of 731 Retail One LLC, 731 Commercial LLC, Sole Member and ALX. The sole member of 731 Retail One LLC on the Effective Date is 731 Commercial LLC, and the sole member of 731 Commercial LLC on the Closing Date is the Sole Member. 731 Retail One LLC is the owner of Retail Unit 1. 731 Commercial LLC is the owner of Retail Unit 2.
(2)The sole member of the Sole Member is ALX
(3)Schedule 7.9 contains a true and accurate ownership chart of Borrower (except as otherwise indicated on such ownership chart).
Section 7.10Anti-Corruption Laws and Sanctions.
Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, its Affiliates and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Affiliates and

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their respective directors and officers and, to the knowledge of Borrower, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) Borrower, any Affiliate or any of their respective directors, officers or employees, or (ii) to the knowledge of Borrower, any agent of Borrower or any Affiliate that will act in any capacity in connection with or benefit from the Transactions or any other transactions contemplated hereby, is a Sanctioned Person. No Transactions will violate Anti-Corruption Laws or applicable Sanctions.

Article 8

FINANCIAL REPORTING
Section 8.1Borrower’s Financial Statements.
Borrower shall maintain a standard system of accounting on a GAAP basis consistently applied, and furnish or cause to be furnished to Administrative Agent all of the following, which, in the case of Borrower’s financial statements, must be substantially in the form of the financial statements previously delivered to Administrative Agent or otherwise reasonably satisfactory in form and content to Administrative Agent (it being agreed that Administrative Agent shall deliver copies of the following to the Lenders promptly after Administrative Agent’s receipt thereof and Borrower shall have no liability for Administrative Agent’s failure to deliver any of the following items to the Lenders):
(1)Annual Financial Statements. No later than 120 days after the end of each fiscal year, a copy of Borrower’s annual unaudited financial statements consisting of a balance sheet, statement of operations and cash flow statement, as of the end of and for such fiscal year, certified by a Responsible Person of Borrower to be true and correct in all material respects to the best of his or her knowledge, all prepared in accordance with GAAP.
(2)Quarterly Financial and Operating Statements. No later than forty-five (45) days after the end of each calendar quarter, a certificate executed by a Responsible Person of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, attaching copies of the balance sheet and statement of operations and a trailing twelve (12) month financial statement, each prepared in accordance with GAAP, together with (1) a current rent roll for the Project setting forth the name of each tenant at the Project, the number of square feet comprising the space leased to each such tenant and the location on the Project of such space, the amount of Rent paid be each such tenant and the expiration date of the Lease for each such tenant and (2) a rent arrearage report. The certificate executed by the Responsible Person of the Borrower shall certify that, to the best of his or her knowledge, the information included in such certificate, including all such statements and reports attached to the certificate, are true and correct in all material respects, as of the date of the certificate.

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Section 8.2Other Information.
Borrower shall deliver to Administrative Agent such reasonable additional information regarding Borrower and the Project within thirty (30) days after Administrative Agent’s request therefor (or other reasonable amount of time, depending on the nature of the request and the availability of the requested information). In addition, Borrower acknowledges that Borrower may be requested to provide information pursuant to the valuation process in Section 27 of the Recognition Agreement and Borrower agrees to use commercially reasonable efforts to provide any information requested pursuant thereto within five (5) days of request.

Article 9

COVENANTS
Borrower covenants and agrees with Administrative Agent and the Lenders as follows:
Section 9.1Due on Sale and Encumbrance; Permitted Transfers.
(1)Subject to the provisions of Sections 9.1(2) and 9.1(3), without the prior written consent of Administrative Agent and the Lenders (to the extent required under Section 12.2), except as permitted under this Agreement, (a) Borrower shall not sell, lease, exchange, convey, transfer, mortgage, assign, pledge or encumber, either voluntarily or involuntarily (or enter into an agreement to do so unless such agreement is expressly subject to the repayment of the Loans in full or the obtaining of the consent of Administrative Agent and the Lenders, as applicable), any right, title or interest of Borrower in and to the Project or any portion thereof, excepting, however, the transfer or disposal of building equipment and/or personal property that is no longer necessary in connection with the operation or use of the Project; and (b) neither Borrower nor any other Person having a direct or indirect ownership or beneficial interest in Borrower shall sell, exchange, convey, transfer, mortgage, assign, pledge or encumber (including, without limitation, in connection with any “mezzanine financing”), either voluntarily or involuntarily (or enter into an agreement to do so), any direct or indirect ownership interest in Borrower; provided that, for the avoidance of doubt, interests in the Senior Loan, the Intermediate Loan and the Junior Loan shall not be deemed to constitute direct or indirect ownership interests in Borrower for any purpose under this Article 9 or otherwise under the Loan Documents.
(2)A transfer of the Project to a successor borrower assuming in writing all obligations of Borrower under the Loan Documents (in which case the current borrower shall be released from all of its obligations under the Loan Documents and the successor borrower shall be deemed the “Borrower” under the Loan Documents) or a transfer (but not a mortgage, pledge, hypothecation, encumbrance or grant of security interest in) of up to 50% of non-Controlling direct or indirect beneficial interests in Borrower shall be permitted without Administrative Agent’s or the Lenders’ consent, provided in each case that (i) Borrower shall notify Administrative Agent in writing thereof not less than thirty (30) days prior to the occurrence thereof, (ii) immediately prior to such transfer, no Event of Default shall have occurred and be continuing, (iii) subsequent to such transfer, the successor borrower or Borrower, as applicable,

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will be a Single Purpose Entity, (iv) subsequent to such transfer, ALX, VRLP or the REIT shall Control the successor borrower or the Borrower, as applicable, and directly or indirectly own at least 50% of the beneficial interests therein, (v) such transfer does not result in a violation of Section 7.25, and (vi) if as a result of such transfer any transferee directly or indirectly owns a 10% or greater ownership interest in Borrower, Administrative Agent has received such searches and other information reasonably satisfactory to Administrative Agent as the Lenders may deem necessary in order to comply with Administrative Agent’s and such Lender’s “know your customer” and other applicable regulatory and bank requirements. Promptly following receipt by Administrative Agent of any notice from Borrower pursuant to this Section 9.1(2), Administrative Agent shall advise the Lenders of the contents thereof.
(3)Nothing contained in the Loan Documents shall in any way restrict or prohibit, nor shall any notice to or consent of Administrative Agent or the Lenders be required in connection with (i) any pledge of direct or indirect equity interests in, and/or right to distributions from, ALX, VRLP, the REIT or any Multi-Asset Person or any of their Affiliates (other than Borrower) to secure a loan to any such Persons that is secured by all or a substantial portion of any such Person’s assets, (ii) the transfer or issuance of any securities or any direct or indirect interests in any direct or indirect owner of Borrower, in either case, whose securities are publicly traded on a national exchange (including ALX, VRLP and the REIT) (regardless whether such transfer or issuance is of publicly traded securities or interests) or any Person who directly or indirectly holds such securities or interests or who is a Multi-Asset Person, provided that, after such transfer, ALX, VLRP or the REIT shall continue to Control Borrower, (iii) the merger or consolidation of ALX, VRLP or the REIT with or into any other Person or the sale of all or substantially all of the assets of ALX, VRLP or the REIT (each, an “ALX/VNO Transfer” and, collectively, “ALX/VNO Transfers”); provided, however, that, in the event that any ALX/VNO Transfer or series of ALX/VNO Transfers (other than the sale of publicly traded securities in ALX, VRLP or the REIT) shall result in Borrower ceasing to be Controlled by ALX, VRLP or the REIT, then Administrative Agent’s and the Lenders’ prior written consent (not to be unreasonably withheld, conditioned or delayed) shall be required in connection with such ALX/VNO Transfer unless after giving effect to such ALX/VNO Transfer, ALX (or the successor entity thereto) shall be a Person that has and provides substantially at least the same experience and expertise as ALX prior to such transfer, merger or consolidation in conducting business of the nature currently conducted by ALX in respect of the Project’s type, or (iv) any issuance or transfer of indirect interests in Borrower to or between accommodation holders of any direct or indirect owner of Borrower organized as a real estate investment trust or a transfer of direct interests in Borrower to a real estate investment trust Controlled by and at least ninety percent (90%) owned by ALX or the REIT. For purposes of this Section 9.1, “Multi-Asset Person” means a Person in respect of which the Net Operating Income from the Project (or such portion thereof allocable to such Person) represents less than 50% of such Person’s aggregate gross income.
(4)Borrower may, without the consent of Administrative Agent or the Lenders, (a) make immaterial transfers of portions of the Project to Governmental Authorities for dedication or public use and (b) grant easements, restrictions, covenants, reservations and rights-of-way (including reciprocal easements and operating agreements) in the ordinary course of business for access, water and sewer lines, telephone or other fiber optic or other data transmission lines, electric lines or other utilities, common areas or for other purposes customary for properties similar to the Project, provided that no such transfer, conveyance or encumbrance set forth in the foregoing clause (a) or (b) would reasonably be expected to have a Material Adverse Effect. In connection with any transfer permitted pursuant to this Section 9.1(4),

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Administrative Agent shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the transfers referred to in clause (a) above, to release the portion of the Project affected thereby from the lien of the Mortgage or, in the case of clause (b) above, to subordinate the lien of the Mortgage to such easements, restrictions, covenants, reservations and rights-of-way or other similar grants upon receipt by Administrative Agent of (i) a copy of the instrument or instruments of transfer; (ii) a certificate from a Responsible Person of Borrower stating (x) with respect to any such transfer, the consideration, if any, being paid for such transfer and (y) that such transfer would not reasonably be expected to have a Material Adverse Effect; and (iii) the reimbursement of all of Administrative Agent’s reasonable out-of-pocket costs and expenses incurred in connection with such transfer. Borrower shall have delivered to Administrative Agent all documentary deliveries required pursuant to this Section 9.1(4) at least fifteen (15) days prior to the requested effective date of such proposed transfer (except as Administrative Agent may in its reasonable discretion shorten such period).
Section 9.2Property Taxes.
(1)Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon the Project or become payable during the term of the Loans (collectively, the “Property Taxes”), and will promptly furnish Administrative Agent with evidence of such payment. Borrower shall not suffer or permit the joint assessment of the Project with any other real property constituting a separate tax lot or with any other real or personal property. Notwithstanding the foregoing, Borrower may, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Property Taxes, provided that (a) no Event of Default has occurred and is continuing, (b) either such proceeding shall suspend the collection of such Property Taxes from Borrower and from the Project or Borrower shall have paid all of such Property Taxes under protest, and (c) neither the Project nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost due to such contest. Borrower shall promptly deliver to Administrative Agent notice of any such contest.
Section 9.3Control; Management.
Borrower shall not terminate, replace or appoint any Manager or terminate or materially amend any Management Agreement without Administrative Agent’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned provided that no Event of Default then exists, provided, however, that Borrower shall be permitted to replace a Manager with a new Manager without Administrative Agent’s prior written consent, provided that (i) no Event of Default then exists, (ii) the new Manager is either Alexander’s, Inc. or its Affiliate or a Qualified Manager and (iii) the new Management Agreement is substantially similar in all material respects to the existing Management Agreements. In addition, with respect to any Manager which is ALX or its Affiliate, if such Manager shall no longer be an Affiliate of Borrower, the REIT or any Affiliate of the REIT, such change shall require Administrative Agent’s approval. If at any time Administrative Agent consents to the appointment of a new

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Manager or Administrative Agent’s consent thereto is not required as set forth above, Borrower shall, and shall cause such new Manager to, execute an Assignment of Management Agreement in substantially the form entered into as of the Original Closing Date, Borrower shall perform all of its covenants, agreements and obligations under the Management Agreements in all material respects. Nothing in this Agreement or the Loan Documents shall prohibit Borrower from retaining a leasing agent with respect to all or any portion of the Project.
Section 9.4Operation; Maintenance; Inspection.
(1)Borrower shall observe and comply with all legal requirements applicable to the ownership, use and operation of the Project except to the extent that such non-compliance would not reasonably be expected to materially and adversely affect the use of, or operations at, the Project. Borrower shall maintain the Project in good condition (reasonable wear and tear excepted) and repair any damage or casualty in accordance with Section 3.3. Notwithstanding the foregoing, Borrower may, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any legal requirement, provided that (a) no Event of Default has occurred and is continuing, (b) either such proceeding shall suspend the collection of any amounts due in respect of such legal requirement from Borrower or from the Project or such amount is bonded or provision reasonably satisfactory to Administrative Agent for the protection of the Lenders’ interest in the Project is otherwise made, and (c) neither the Project nor any part thereof or interest therein is in imminent danger of being sold, forfeited, terminated, cancelled or lost. Borrower shall promptly deliver to Administrative Agent notice of any such contest.
(2)Borrower shall permit Administrative Agent and the Lenders and their agents, representatives and employees, upon reasonable prior notice to Borrower, and at reasonable times during normal business hours, to inspect the Project and (at the sole cost and expense of Administrative Agent and the Lenders except to the extent provided in Section 5(a) of the Environmental Indemnity) conduct such environmental and engineering studies as Administrative Agent may require, provided such inspections and studies do not materially interfere with the use and operation of the Project or violate in any material respect the provisions of any Lease.
Section 9.5Taxes on Security.
Borrower shall pay all filing, registration and recording fees and charges payable with respect to the filing and recordation of the Security Documents.
Section 9.6Legal Existence; Name, Etc.
Borrower shall preserve and keep in full force and effect (i) its existence as a Single Purpose Entity, and (ii) its entity status, franchises, rights and privileges under the laws of the state of its formation, and all material licenses, permits and qualifications applicable to the ownership, use and operation of the Project. Borrower shall not wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person except as otherwise permitted by the terms of this

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Agreement. Borrower shall conduct business only in its own name and shall not change its name, or organizational form, or the location of its chief executive office or principal place of business unless Borrower (a) shall have obtained the prior written consent of Administrative Agent to such change, which consent shall not be unreasonably withheld, delayed or conditioned, and (b) shall have taken all actions necessary or requested by Administrative Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents.
Section 9.7Transactions with Affiliates.
Without the prior written consent of Administrative Agent, Borrower shall not engage in any transaction affecting the Project with an Affiliate of Borrower, unless such transaction is on terms that are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with an unrelated third party. Nothing in this Section 9.7 or elsewhere in the Loan Documents shall be construed to limit or affect the authority and other rights granted to Administrative Agent hereunder or under the Recognition Agreement.
Section 9.8Limitation on Other Debt.
Borrower shall not, without the prior written consent of Administrative Agent, incur any Debt other than as permitted in the definition of “Single Purpose Entity” appearing in Section 1.1.
Section 9.9Further Assurances.
Borrower shall promptly execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Administrative Agent may reasonably request to further evidence and more fully describe the collateral for the Loans, to correct any omissions in the Loan Documents as to the description of the collateral, to perfect, protect or preserve any Liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith, provided that the foregoing shall in no event impose any additional liability or obligations (other than as set forth in Section 12.5) on, nor reduce the rights or remedies of, Borrower.
Section 9.10Intentionally omitted.
Section 9.11Notice of Certain Events.
Borrower shall promptly notify Administrative Agent of (1) any Event of Default of which Borrower has knowledge, together with a detailed statement of the steps being taken to cure such Event of Default; (2) any event or condition that has or is likely to have a Material Adverse Effect of which Borrower has knowledge; and (3) any threatened (in writing) or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any

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Governmental Authority, affecting Borrower or the Project which, if determined adversely to Borrower, would have a Material Adverse Effect.
Section 9.12Indemnification.
Borrower shall indemnify, defend and hold Administrative Agent and each Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of their third party counsel, which may be imposed upon, asserted against or incurred by any of them relating to or arising out of the following prior to the earliest of (1) the acceptance by Administrative Agent or any Lender or any of their respective designees of a deed in lieu of foreclosure with respect to the Project, (2) any such indemnified party or its designee taking possession or control of the Project or (3) the foreclosure of the Mortgage: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any of the Project or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (b) any inspection, review or testing of or with respect to the Project, (c) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Administrative Agent or any Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loans) in any way related to the execution, delivery or performance of any Loan Document or to the Project (except for disputes between or among Administrative Agent or any Lender), (d) any proceeding instituted by any Person claiming a Lien (other than Administrative Agent or any Lender), and (e) any brokerage commissions or finder’s fees claimed by any broker or other party engaged or claimed to be engaged by Borrower in connection with the Loans, the Project, or any of the transactions contemplated in the Loan Documents, except in each case to the extent any of the foregoing is caused by Administrative Agent’s or any Lender’s gross negligence or willful misconduct.
Section 9.13Payment for Labor and Materials.
Borrower will pay when due on a timely basis, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, would result in, or permit the creation of, a Lien on the Project or any part thereof (other than a Permitted Encumbrance), and in general do or cause to be done everything reasonably necessary so that the Lien of the Mortgage shall be fully preserved, subject to the Permitted Encumbrances, all at the cost of Borrower and without expense to Administrative Agent or the Lenders. Notwithstanding the foregoing, Borrower may, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any claims or demands described above, provided that (a) no Event of Default has occurred and is continuing, (b) either such proceeding shall suspend the collection of such claims or demands from Borrower and from the Project or the imposition of any such Lien is bonded or provision reasonably satisfactory to Administrative Agent for the

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protection of the Lenders’ interest in the Project is otherwise made, and (c) neither the Project nor any part thereof or interest therein is in imminent danger of being sold, forfeited, terminated, cancelled or lost. Borrower shall promptly deliver to Administrative Agent notice of any such contest.
Section 9.14Intentionally omitted.
Section 9.15Intentionally omitted.
Section 9.16Handicapped Access.
(1)Borrower (a) agrees that it shall use commercially reasonable efforts to ensure that the Project shall at all times comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, “Access Laws”) and (b) has no actual knowledge that the Project fails to comply in any material respect with any Access Laws.
(2)Borrower agrees to give prompt notice to Administrative Agent of the receipt by Borrower of any written complaints related to violation of any Access Laws with respect to the Project and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.
Section 9.17Zoning.
Borrower shall not, without Administrative Agent’s prior written consent, seek, make, suffer, consent to or acquiesce in any change or variance in any zoning or land use laws or other conditions of use of the Project or any portion thereof. Borrower shall not use or permit the use of any portion of the Project in any manner that could result in such use becoming a non-conforming use under any zoning or land use law or any other applicable law or modify any agreements relating to zoning or land use matters or with the joinder or merger of lots for zoning, land use or other purposes, without the prior written consent of Administrative Agent. Without limiting the foregoing, in no event shall Borrower take any action that would materially reduce or impair access to the Project from adjacent public roads. Further, without Administrative Agent’s prior written consent, Borrower shall not file or subject any part of the Project to any declaration of condominium (other than the Condominium Declaration) or co-operative or convert any part of the Project to a condominium (other than pursuant to the Condominium Declaration), co-operative or other direct or indirect form of multiple ownership and governance.
Section 9.18ERISA.
Borrower shall not take any action, or omit to take any action, which would reasonably be expected to (a) cause Borrower’s assets to constitute “plan assets” for purposes of ERISA or the Code or (b) cause the transactions contemplated by the Loan Documents to be a nonexempt

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prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that would reasonably be expected to subject Administrative Agent and/or the Lenders, on account of any Loan or execution of the Loan Documents hereunder, to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.
Section 9.19Books and Records; Inspection Rights.
Borrower will, keep proper books of record and account in which true, complete and correct entries are made of all dealings and transactions in relation to its business and activities. Borrower will permit any representatives designated by Administrative Agent or any Lender, upon reasonable prior notice and reasonable times during normal business hours (and without any disruption of any tenant’s use or occupancy of the Project), to visit and inspect the Project and to examine and make extracts from its books and records, and to discuss its affairs, finances and condition of Borrower with its officers and (after the occurrence and during the continuance of any Event of Default) independent accountants, all at such reasonable times and as often as reasonably requested.
Section 9.20Foreign Assets Control Regulations.
Borrower shall not use the proceeds of the Loans in any manner that will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the foregoing, Borrower will not (a) become a blocked person described in Section 1 of the Anti-Terrorism Order, (b) knowingly engage in any dealings or transactions or be otherwise associated with any person who is known by Borrower or who (after such inquiry as may be required by applicable law) should be known by Borrower to be a blocked person, (c) be or become subject at any time to any applicable law, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits a Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (d) fail to provide documentary and other evidence of Borrower’s identity as may be reasonably requested by Administrative Agent at any time to enable Administrative Agent to verify its identity or to comply with any applicable law, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.
Section 9.21Intentionally omitted.
Section 9.22Restricted Payments.
Except in accordance with Article 15 of this Agreement, Borrower shall not make any Restricted Payments.

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Section 9.23Business Organization Documents.
Borrower shall not amend or otherwise modify its Business Organization Documents if the same would have a Material Adverse Effect, it being agreed that Borrower shall promptly deliver a true and correct copy of each such modification to Administrative Agent.
Section 9.24Agreements Affecting the Project.
(1)Borrower shall not execute, record or file, or consent to be recorded or filed, against the Project any declaration of easements, restrictions, subdivision map, subdivision plan or any other material agreement affecting title to, and recorded against, the Project without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned.
(2)Borrower shall not enter into, modify, amend, transfer, encumber or terminate any sales, brokerage, exclusive leasing or subleasing agreements, parking, maintenance or consulting agreement with respect to any portion of the Project if the same would have a Material Adverse Effect, provided that Borrower shall, in each case, promptly deliver to Administrative Agent a copy of the documentation effectuating the same.
Section 9.25Anti-Corruption Laws.
Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employers and agents with Anti-Corruption Laws and applicable Sanctions. Borrower shall not request any Transaction and Borrower shall not use, and shall use reasonable efforts to ensure that its Affiliates and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Transactions, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 9.26[Intentionally omitted].
Section 9.27Condominium Estoppel.
After request by Administrative Agent, Borrower shall within ten (10) Business Days of such request, not more than once per year provided no Event of Default has occurred and is continuing to deliver to Administrative Agent an estoppel certificate or letter from the Condominium Board which shall include without limitation (i) the amount of the unpaid Condominium Charges, if any, accrued against the Project pursuant to the Condominium Documents, (ii) that the Condominium Documents have not been modified or amended, or, if they have, a description of the modifications or amendments, (iii) that all payments due and

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payable by Borrower under the Condominium Documents have been paid in full, and (iv) that neither the Condominium Board nor Borrower is in default under the Condominium Documents or, if either is in default, a detailed description of such default.
Section 9.28[Intentionally omitted]
Section 9.29Condominium Covenants.
(a)Borrower shall (i) perform all of its obligations under the Condominium Documents, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (ii) subject to its right to contest, if any, under the Condominium Documents, pay, when due and payable, all Condominium Charges.
(b)If Borrower shall default in the performance or observance of any term, covenant or condition of any of the Condominium Documents on the part of Borrower to be performed or observed and the same would reasonably be expected to have a Material Adverse Effect, then, after the expiration of any applicable notice and cure periods provided for herein and without limiting the generality of the other provisions of the Mortgage and this Agreement and without waiving or releasing Borrower from any of its obligations hereunder, Administrative Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Condominium Documents on the part of Borrower, to be performed or observed or to be promptly performed or observed on behalf of Borrower. Administrative Agent and any person designated as Administrative Agent’s agent by Administrative Agent shall have, and are hereby granted, the right to enter upon the Project at any reasonable time, upon reasonable notice and from time to time for the purpose of taking any such action, and any such amounts so paid by Administrative Agent, and the reasonable out-of-pocket cost of such actions by Administrative Agent, shall be reimbursed by Borrower within five (5) Business Days of written notice to Borrower from Administrative Agent and if not so reimbursed shall be added to the Indebtedness and shall bear interest at the Default Rate until reimbursed.
(c)Without Administrative Agent’s prior consent (which shall not be unreasonably withheld, conditioned or delayed), Borrower shall not vote at any meeting of owners of Units or permit its representatives on the Condominium Board to vote, or take any action whatsoever, respecting (i) any material modification, change, supplement, alteration or amendment to any of the Condominium Documents, (ii) the removal of a Unit constituting a portion of the Project from the Condominium, (iii) any partition of all or a part of the property subject to the Condominium Declaration, (iv) any waiver or release of any material rights of Borrower under the Condominium Documents or any material increase in the obligations of Borrower thereunder, (v) any adverse change in the nature of or decrease in the amount of any insurance covering all or a part of the Project and/or the Common Elements and the disposition of any proceeds thereof which would cause a violation of this Agreement or the other Loan Documents, (vi) the disposition of any excess insurance or Condemnation proceeds, (vii) a response to or action upon any Casualty, Condemnation or any other matter which requires Administrative Agent’s approval hereunder or the other Loan Documents or is, in each case, prohibited hereunder or the other Loan Documents unless Borrower satisfies the relevant conditions under the Loan Documents applicable to the matter for which Administrative Agent’s approval is required hereunder or the other Loan Documents, or (viii) the assessment or levy of any special assessment.

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(d)Borrower shall not take (or cause to be taken) any action under the Condominium Documents that would be reasonably expected to result in the Mortgage not being “Permitted Mortgage” and/or Administrative Agent not being a “Permitted Mortgagee” of the Project within the meaning of the Condominium Declaration.
(e)Subject to and in accordance with the terms and conditions of the Condominium Proxy, Borrower has appointed Administrative Agent as Borrower’s true and lawful attorney and proxy to vote, consent and otherwise act, on behalf of Borrower under the Condominium Documents, as a unit owner with respect to Borrower’s ownership of the Units constituting the Project, at all annual, special, and other meetings of the unit owners of the Condominium (or by written consent in lieu thereof) and at any other time Borrower is required to vote, consent or act as a unit owner, including without limitation, the right to designate, remove, or replace the members and officers of the Condominium Board that Borrower is entitled to designate, remove or replace. Prior to the occurrence of an Event of Default, Administrative Agent’s rights under the Condominium Proxy shall only be exercised in connection with (i) any amendment or modification to a material term or provision of the Condominium Documents which would reasonably be expected to have a Material Adverse Effect, (ii) any casualty and/or condemnation at the Project (including, without limitation, pursuant to Section 6.3.4 and Article 9 of the Bylaws) and/or (iii) any vote to withdraw the Project from the provisions of the Condominium Act of the State of New York or any termination of the Condominium Documents. Borrower shall not revoke any Condominium Proxy so long as the Loan is outstanding.
(f)Borrower, for and on behalf of itself and its direct and indirect successors and assigns as the owner of the Units which comprise the Project, to the extent permitted by law (i) irrevocably waives, to the extent permitted by law, any applicable law which grants to the trustees, members or managers of the Condominium Board and/or the owners of the condominium units rights to Net Proceeds derived from the Unit(s) owned by Borrower in the event of a Casualty or a Condemnation which are inconsistent with the provisions of this Agreement and (ii) expressly agrees to the application of the Net Proceeds related to the Unit(s) owned by Borrower in accordance with the provisions of this Agreement.
(g)Borrower has caused each member of the Condominium Board appointed by Borrower to execute and deliver to Administrative Agent an undated conditional resignation (a “Conditional Resignation”), whereby the members of the Condominium Board appointed by Borrower tenders their resignations from the Condominium Board and instruct the Condominium Board that the successor members shall be designated by Administrative Agent, effective upon written notice from Administrative Agent to the Condominium Board that an Event of Default has occurred and is continuing beyond any applicable notice and/or cure period; it being understood and agreed that such notice from Administrative Agent shall be conclusive evidence that an Event of Default has occurred and is continuing beyond any applicable notice and/or cure period and the Condominium Board may rely on such notice from Administrative Agent without any further inquiry or investigation. Upon the occurrence of an Event of Default, Administrative Agent may, by notice to Borrower, tender any Conditional Resignation, now or hereafter delivered in connection with the Loan to the Condominium Board, whereupon the resignation of any such member shall become effective and successor members to the Condominium Board shall be designated by Administrative Agent for so long as an Event of Default is continuing, provided that upon the waiver or cure which is accepted by Administrative Agent of the Event of Default, the members of the Condominium Board appointed by Administrative Agent shall immediately resign from the Condominium Board and the members of the Condominium Board

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appointed by Borrower shall be reinstated. Upon the release of any Unit from the Lien of the Mortgage, Administrative Agent shall promptly return any Conditional Resignation with respect to any Condominium Board member applicable to such Unit to Borrower and any such member appointed by Administrative Agent shall immediately resign from the Condominium Board.
(h)In the event of any removal or resignation of a member of the Condominium Board appointed by Borrower, Borrower shall promptly appoint a successor member to the Condominium Board who is either (i) approved in writing by Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) or (ii) a Person employed or Controlled by ALX, VRT, VRLP or any of their respective subsidiaries, and concurrently with such successor’s appointment to the Condominium Board, Borrower shall deliver to Administrative Agent a Conditional Resignation executed by such successor member.
(i)Borrower will do all things reasonably necessary to preserve and to keep unimpaired its material rights, powers and privileges under the Condominium Documents and to prevent the termination or expiration of the Condominium Documents, or the withdrawal of the Project from a condominium form of ownership under applicable law, to the end that Borrower may enjoy all of the material rights granted to it as a party to the Condominium Documents.
(a)Borrower will:
(i)promptly notify Administrative Agent of the receipt by Borrower of any notice from the Condominium Board or the owner of any other Unit not owned by Borrower, asserting or claiming a default by Borrower under the Condominium Documents or lack of compliance by Borrower with the Condominium Documents, in each case where such assertion or claim, or the alleged default or lack of compliance, would reasonably be expected to result in a Material Adverse Effect;
(ii)promptly notify Administrative Agent of the receipt by Borrower of any notice or request from the Condominium Board or the owner of any other Unit not owned by Borrower of the termination or purported termination of the Condominium Documents or to withdraw the Project from the Condominium pursuant to applicable law or to seek any action for partition; and
(iii)promptly cause a copy of each notice or request described in clauses (i) or (ii) above received by Borrower from the Condominium Board or the owner of any other Unit not owned by Borrower, or from a holder of any mortgage or deed of trust on such other Unit, to be delivered to Administrative Agent. Borrower will permit Administrative Agent to participate in any such partition or withdrawal proceeding to the extent permitted by law and the Condominium Documents (but Administrative Agent shall not be obligated so to do). Borrower will promptly deliver to Administrative Agent a copy of each notice, pleading, brief and preliminary, interim and final determination or decision and other papers received by it in each such partition or withdrawal proceeding.

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Article 10

EVENTS OF DEFAULT
Each of the following shall constitute an “Event of Default” under the Loans:
Section 10.1Payments.
Borrower’s failure to (i) pay any regularly scheduled installment of principal or interest within five (5) days after the same becomes due and payable or any other amount due under the Loan Documents within five (5) days after the same becomes due and payable (unless the Loan Documents expressly provide for any longer period of time for any such other amount), or (ii) pay the entire principal amount of the Loans, together with all accrued interest and other amounts due under the Loan Documents at the Maturity Date, whether by acceleration or otherwise.
Section 10.2Insurance.
Borrower’s failure to maintain or cause to be maintained insurance as required under Section 3.1 of this Agreement.
Section 10.3Single Purpose Entity.
If Borrower violates any of the provisions set forth clause (a) or (d) of the definition of “Single Purpose Entity” and such violation is not cured within ten (10) Business Days of the date that Administrative Agent delivers notice to Borrower of such violation.
Section 10.4Property Taxes.
Subject to Borrower’s contest right herein, if any of the Property Taxes are not paid before any fine, penalty, interest or cost may be added thereto.
Section 10.5Sale, Encumbrance, Etc.
The sale, lease, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance of any part or all of the Project, or any interest therein, or of any direct or indirect interest in Borrower, in violation of Section 9.1. Notwithstanding the foregoing, the existence of any Lease which is not a Permitted Lease, other than a master lease or ground lease of all or a substantial portion of the Project, shall not be subject to this Section 10.5, but shall instead be subject to Section 10.16.
Section 10.6Representations and Warranties.
Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made, and such failure of such representation or warranty

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to be true is not cured by Borrower within thirty (30) days after Administrative Agent gives notice to Borrower thereof, provided that if such Potential Default is not curable within such 30-day period then Borrower shall have an additional reasonable period to cure same not to exceed 60 days (i.e., 90 days in all), provided that Borrower has commenced to cure such Potential Default during the initial 30-day period and is at all times diligently and continuously proceeding to cure such Potential Default and the continuing existence of such Potential Default shall not have a Material Adverse Effect.
Section 10.7[Intentionally omitted].
Section 10.8Involuntary Bankruptcy or Other Proceeding.
Commencement of an involuntary case or other proceeding against Borrower which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of one hundred twenty (120) days; or an order for relief against Borrower shall be entered in any such case under the Federal Bankruptcy Code.
Section 10.9Voluntary Petitions, Etc.
Commencement by Borrower of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by Borrower to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by Borrower of a general assignment for the benefit of creditors, or the failure by Borrower, or the admission by Borrower in writing of its inability, to pay its debts generally as they become due, or any action by Borrower to authorize or effect any of the foregoing.
Section 10.10Dissolution.
Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including Borrower) seeking the termination, dissolution or liquidation of Borrower which, in the case of actions by Persons other than Borrower any of its Affiliates, shall continue unstayed and in effect for a period of one hundred twenty (120) or more days.

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Section 10.11Judgments.
A final, unappealable judgment is entered against Borrower for the payment of any Debt in excess of $2,000,000, which judgment shall continue for a period of ten (10) consecutive Business Days without being vacated, discharged, satisfied, or stayed or bonded pending appeal.
Section 10.12Security.
The Liens created by the Security Documents shall at any time not constitute a valid and perfected first priority Lien (subject to the Permitted Encumbrances) on the collateral intended to be covered thereby in favor of Administrative Agent, free and clear of all other Liens (other than the Permitted Encumbrances), or any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Borrower or any of its Affiliates. Notwithstanding the foregoing, (x) the existence of any Lien for the performance of any work or the supply of any materials which encumbers the Project or any part thereof shall not constitute an Event of Default under this Section 10.12, provided that (i) Borrower shall be contesting such Lien in accordance with Section 9.13 or (ii) such Lien shall be discharged from the Project, as a result of bonding or otherwise, not later than forty five (45) days after Borrower is notified of the existence of such Lien; and (y) the existence of any Lease which is not a Permitted Lease, other than a master lease or ground lease of all or a substantial portion of the Project, shall not be subject to this Section 10.12, but shall instead be subject to Section 10.16.
Section 10.13[Intentionally omitted].
Section 10.14[Intentionally omitted].
Section 10.15Condominium Covenants.
Borrower shall fail to pay any of the Condominium Charges to be paid by Borrower pursuant to the Condominium Documents when the same are due and payable (taking into account any applicable grace or cure periods granted to Borrower pursuant to the Condominium Documents); or the Condominium Board fails in accordance with the terms of the Condominium Documents (A) following at least five (5) days written notice to Borrower (or upon written notice to Borrower, if any such insurance shall not be in full force and effect or shall be due to expire within one (1) Business Day), to keep the Common Elements and/or the Project, as applicable, insured against the hazards specified in the Condominium Documents in the amounts and pursuant to policies in the form specified therein or (B) to pay, as and when the same becomes due and payable, any charge or encumbrance which results in a Lien against the Project and such Lien shall not be discharged, dismissed or bonded by the Condominium Board or Borrower within forty-five (45) days of such imposition (provided that such failure to cause such Lien to be discharged, dismissed or bonded shall not result in an Event of Default if Borrower or the Condominium Board shall be contesting such Lien in accordance with Section 9.13), or

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(C) without the prior written consent of Administrative Agent, Borrower fails to comply with any terms of the Condominium Documents and the Condominium Act beyond any applicable notice and grace periods and such failure results in a Material Adverse Effect with respect to the Project, or (D) the Condominium is terminated without Administrative Agent’s prior written consent.
Section 10.16Covenants.
Borrower’s failure to fully perform any and all covenants and agreements under this Agreement or under any of the other Loan Documents, and, with respect to covenants and agreements other than those specifically reference in this Article 10, or for which another cure period is provided, such failure is not cured by Borrower within thirty (30) days after Administrative Agent gives notice to Borrower thereof, provided that if such Potential Default is not curable within such 30-day period then Borrower shall have an additional reasonable period to cure same not to exceed 60 days (i.e., 90 days in all), provided that Borrower has commenced to cure such Potential Default during the initial 30-day period and is at all times diligently and continuously proceeding to cure such Potential Default and the continuing existence of such Potential Default shall not have a Material Adverse Effect.
Article 11

REMEDIES
Section 11.1Remedies - Insolvency Events.
Upon the occurrence of any Event of Default described in Section 10.8 or 10.9, the obligations of the Lenders to advance amounts hereunder shall immediately terminate, and all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; provided, however, if the Bankruptcy Party under Section 10.8 or 10.9 is other than Borrower, then upon the occurrence of any Event of Default described in Section 10.8 or 10.9, all amounts due under the Loan Documents shall become immediately due and payable at Administrative Agent’s election or by Administrative Agent at the direction of the Senior Lenders.
Section 11.2Remedies - Other Events.
Except as set forth in Section 11.1, while any Event of Default exists, Administrative Agent may, and at the direction of the Senior Lenders shall, (1) by written notice to Borrower, declare the entire amount of the Loans to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (2) terminate the obligation, if any, of the Lenders to

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advance amounts hereunder, and (3) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.
Section 11.3Administrative Agent’s Right to Perform the Obligations.
If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Administrative Agent or any Lender may have because of such Event of Default, Administrative Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Project for such purpose and to take all such action thereon and with respect to the Project as it may deem necessary or appropriate. If Administrative Agent shall elect to pay any sum due with reference to the Project pursuant to the immediately preceding sentence, Administrative Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents during the continuance of an Event of Default, Administrative Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, Lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Additionally, if any Hazardous Materials affect or threaten to affect the Project, then, during the continuance of an Event of Default, Administrative Agent may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. All sums paid by Administrative Agent pursuant to this Section 11.3, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loans, shall be secured by the Loan Documents and shall be paid by Borrower to Administrative Agent upon demand.
Section 11.4Application of Funds Received by Administrative Agent.
In the event that the entire amount of the Loans shall have been declared or becomes due and payable pursuant to the provisions of this Article, any funds received by Administrative Agent and the Lenders from or on behalf of Borrower shall be applied by Administrative Agent and the Lenders in accordance with Section 15.1.

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Article 12

MISCELLANEOUS
Section 12.1Notices.
(1)Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a)if to Borrower, to it at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: President and Chief Financial Officer (via email in lieu of Telecopy, at mfranco@vno.com); with copies to: (i) Borrower at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: Corporation Counsel (via email in lieu of Telecopy, at sborenstein@vno.com); (ii) Alexander’s, Inc., c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: Chief Financial Officer (via email in lieu of Telecopy, at ghansen@vno.com) and (iii) Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Arthur S. Adler and Ralston W. Turbeville, Jr. (via email in lieu of Telecopy, at adlera@sullcrom.com and turbeviller@sullcrom.com);
(b)if to Administrative Agent, to it c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: President and Chief Financial Officer (via email in lieu of Telecopy, at mfranco@vno.com); with copies to: (i) Borrower at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: Corporation Counsel (via email in lieu of Telecopy, at sborenstein@vno.com); and (ii) Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Arthur S. Adler and Ralston W. Turbeville, Jr. (via email in lieu of Telecopy, at adlera@sullcrom.com and turbeviller@sullcrom.com);
(c)if to any Lender (other than Administrative Agent) to it at its address (or telecopy number) set forth on Schedule 12.1 hereto or in its Assignment and Assumption (as applicable); and
(d)if to ALX, to it at c/o Vornado Realty Trust 888 Seventh Avenue, New York, New York 10106, Attention: Chief Financial Officer (via email in lieu of Telecopy, at ghansen@vno.com); with copies to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Arthur S. Adler and Ralston W. Turbeville, Jr. (via email in lieu of Telecopy, at adlera@sullcrom.com and turbeviller@sullcrom.com).
(2)Electronic Notices. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(3)Changes in Address. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All

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notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 12.2Amendments, Waivers, Etc.
(1)Subject to any consents required pursuant to Sections 12.2(2) and 12.2(3), this Agreement and any other Loan Document may be amended, modified or supplemented by an instrument in writing signed by Borrower and Administrative Agent.
(2)Notwithstanding anything in Section 12.2(1) to the contrary, Administrative Agent will not, without the written consent of the Senior Lenders (subject to any standard of reasonability as may be expressly set forth in the Loan Documents), (a) execute and deliver any material amendment, modification or supplement of the Loan Documents or any instrument waiving or consenting to a departure from any of the material requirements of the Loan Documents, including, without limitation, any material amendment, modification or supplement of, or any waiver or departure from any of the material requirements of, the provisions of Section 3.1 (Insurance) (other than Section 3.l(l)(h)), Section 9.3 (Control; Management); Section 12.23 (Assignments and Participations), Article 14 (Administrative Agent), the definitions of “Single Purpose Entity” and “Threshold Amount” set forth in Section 1.1, or any provisions of the Loan Documents which pursuant to their express terms require the Senior Lenders’ consent; (b) after the occurrence of an Event of Default, (i) waive any Event of Default which is the subject of any written notice of default given by Administrative Agent to Borrower; (ii) declare the Loans to be immediately due and payable, or rescind any such declaration; (iii) commence any action to foreclose the lien of the Mortgage or conduct a foreclosure sale pursuant to a power of sale; (iv) accept a deed in lieu of foreclosure; (v) seek the appointment of a receiver; or (vi) file or approve any plan in any bankruptcy proceeding involving Borrower or the Project; (vii) commence any suit on the Note to collect the Indebtedness; or (c) after any foreclosure of the lien of the Mortgage or acceptance of a deed in lieu of foreclosure, (i) adopt a post-foreclosure plan or (ii) appoint a property manager for the Project other than in accordance with such approved Post-Foreclosure Plan.
(3)Notwithstanding anything in Sections 12.2(1) and 12.2(2) to the contrary,
(i)Administrative Agent will not, without the consent of the Lender affected thereby (subject to any standard of reasonability as may be expressly set forth in the Loan Documents), agree to (a) reduce, or forgive any portion of, the principal amount of such Lender’s Loan (subject to the terms of Section 15.1 and Section 15.5), (b) reduce the interest rate on such Lender’s Loan (but, for clarity, the Administrative Agent may waive or reduce the accrual of interest at the Default Rate), (c) modify the terms of Section 12.23 in manner materially adverse to such Lender or (d) modify the terms of Sections 15.1 through Section 15.4 (inclusive) in a manner materially adverse to such Lender; and
(ii)Administrative Agent will not, without the consent of the Junior Lenders agree to any action that requires the consent of the Junior Lenders under the Recognition Agreement.
(4)Notwithstanding anything to contrary contained in this Agreement, any modification or supplement of Article 14, or of any of the rights or duties of Administrative Agent hereunder shall require the consent of Administrative Agent.

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Section 12.3Limitation on Interest.
It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower, Administrative Agent and the Lenders with respect to the Loans are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Administrative Agent or any Lender or charged by any Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loans would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Notes by the holders thereof (or, if the Notes have been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Administrative Agent in accordance with the terms hereof, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Notes (or, if the Notes have been paid in full, refunded to Borrower). The terms and provisions of this Section 12.3 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit the Lenders to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which the Lenders may contract for, take, reserve, charge or receive under the Loan Documents.
Section 12.4Invalid Provisions.
If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan

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Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.
Section 12.5Reimbursement of Expenses.
Borrower shall pay or reimburse Administrative Agent or the Lenders on demand of the applicable party for: (1) all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees, disbursements and other charges) incurred by Administrative Agent and the Lenders in connection with the preparation, negotiation, execution and recording of this Agreement and the Loan Documents being executed and delivered concurrently herewith, (2) all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees, disbursements and other charges) incurred by Administrative Agent from time to time in connection with the Loans, including the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents, (3) all out-of-pocket amounts expended, advanced or incurred by Administrative Agent in connection with the enforcement of the rights of Administrative Agent or the Lenders under this Agreement or any other Loan Document or in connection with defending the rights and claims of Administrative Agent and the Lenders under the Loan Documents or with respect to the Project (by litigation or other proceeding), which amounts will include all reasonable out-of-pocket court costs, attorneys’ fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by Administrative Agent in connection with any such matters (whether or not litigation is instituted); and (4) all out-of-pocket amounts expended, advanced or incurred by a Lender in connection with such Lender’s enforcement of its rights under this Agreement or another Loan Document by reason of Borrower’s default hereunder or thereunder (by litigation or other proceeding), subject to the terms of Section 12.2 and the provisions of the Recognition Agreement to the extent the same limit a Lender’s right or authority to enforce such rights, which amounts will include all reasonable out-of-pocket court costs, attorneys’ fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by such Lender in connection with any such matters (whether or not litigation is instituted), provided, however, that Borrower shall not be liable under this Section 12.5 for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Administrative Agent or any of the Lenders, (B) in any other instance herein or in any other Loan Document that provides that the matter in question is to be at the expense of Administrative Agent or any Lender or at no cost to Borrower or words of similar import, (C) in connection with any assignment, syndication or sale of participations in the Loans, (D) in connection with any dispute, proceeding, buy-sell or other matters as may arise between or among Administrative Agent and/or one or more Lenders, or (E) in connection with the execution of any note to replace lost, destroyed or mutilated notes. To the extent any amounts due under this Section 12.5 are not paid by Borrower within ten (10) Business Days after demand therefor by Administrative Agent, such amounts shall bear interest at the Default Rate from the date such amounts shall be incurred until paid, and in any event, all of such amounts shall secured by the Loan Documents.

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Section 12.6Approvals; Third Parties; Conditions.
All approval rights retained or exercised by Administrative Agent and the Lenders with respect to leases, contracts, plans, studies and other matters are solely to facilitate the Lenders’ credit underwriting, and shall not be deemed or construed as a determination that the Lenders have passed on the adequacy thereof for any other purpose and may not be relied upon by any other Person. This Agreement is for the sole and exclusive use of Administrative Agent, the Lenders and Borrower and may not be enforced, nor relied upon, by any Person other than Administrative Agent, the Lenders and Borrower. All conditions of the obligations of Administrative Agent and the Lenders hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Administrative Agent and the Lenders, their successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that the Lenders will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Administrative Agent and the Lenders at any time in their sole and absolute discretion.
Section 12.7Lenders and Administrative Agent Not in Control; No Partnership.
None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender the right or power to exercise control over the affairs or management of Borrower, the power of Administrative Agent and the Lenders being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and the Lenders is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Administrative Agent, the Lenders and Borrower or to create an equity in the Project in Administrative Agent or any Lender. Administrative Agent and the Lenders neither undertake nor assume any responsibility or duty to Borrower or to any other person with respect to the Project or the Loans, except as expressly provided in the Loan Documents; and: (1) neither Administrative Agent nor any Lender is, nor shall be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and neither Administrative Agent nor any Lender intends to ever assume such status; (2) no Lender or Administrative Agent shall in any event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (3) no Lender or Administrative Agent shall be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Administrative Agent, the Lenders and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Administrative Agent, the Lenders and Borrower, or to create an equity in the Project in Administrative Agent or any Lender, or any sharing of liabilities, losses, costs or expenses.

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Section 12.8Time of the Essence.
Time is of the essence with respect to this Agreement.
Section 12.9Successors and Assigns.
Subject to the provisions of Section 12.23, this Agreement shall be binding upon and inure to the benefit of Administrative Agent, the Lenders and Borrower and the respective successors and permitted assigns.
Section 12.10Junior Lenders Not Obligated to Make Any Protective Advances.
Any provision herein to the contrary notwithstanding, in no event shall any Junior Lender be obligated to fund any protective advances or any other amounts with respect to the Project or the Loan.
Section 12.11Waivers.
No course of dealing on the part of Administrative Agent or any Lender, their officers, employees, consultants or agents, nor any failure or delay by Administrative Agent or any Lender with respect to exercising any right, power or privilege of Administrative Agent or any Lender under any of the Loan Documents, shall operate as a waiver thereof.
Section 12.12Cumulative Rights.
Rights and remedies of Administrative Agent and the Lenders under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.
Section 12.13Singular and Plural.
Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.
Section 12.14Phrases.
When used in this Agreement and the other Loan Documents, the phrase “including” shall mean “including, but not limited to,” and except as qualified by the words “reasonable” or “reasonably” (i) the phrases “satisfactory to any Lender” or “satisfactory to Administrative Agent” shall mean in form and substance satisfactory to such Lender or Administrative Agent, as the case may be, in all respects, (ii) the phrases “with Lender’s consent”, “with Lender’s approval”, “with Administrative Agent’s consent” or “with Administrative Agent’s approval” shall mean such consent or approval at Lender’s or Administrative Agent’s, as the case may be,

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discretion, and (iii) the phrases “acceptable to Lender” or “acceptable to Administrative Agent” shall mean acceptable to Lender or Administrative Agent, as the case may be, at such party’s sole and absolute discretion.
Section 12.15Exhibits and Schedules.
The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.
Section 12.16Titles of Articles, Sections and Subsections.
All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.
Section 12.17Promotional Material.
All references to Administrative Agent or any Lender relating to the Loans contained in any press release, advertisement or promotional material issued by Borrower or any Affiliate thereof shall be approved in writing by Administrative Agent and such Lender in advance of issuance, and all references to Borrower or any Affiliate thereof relating to the Loans contained in any press release, advertisement or promotional material issued by Administrative Agent or any Lender or any Affiliate thereof shall be approved in writing by Borrower in advance of issuance; provided, however, that no approval shall be required if such reference is contained in any filing required to be made with the United Stated Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or in any other filing required to be made with any Governmental Authority.
Section 12.18Survival.
Except as otherwise expressly stated in this Agreement, all of the obligations of Borrower under the indemnification provisions of the Agreement and the other Loan Documents (including, without limitation, the environmental indemnities under Article 5) shall survive (a) the repayment in full of the Loans and the release of the Liens evidencing or securing the Loans, (b) the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Project to any party, whether or not an Affiliate of Borrower, and (c) in the case of any Lender that may assign any interest in its Commitment or Loans hereunder in accordance with the terms of this Agreement, the making of such assignment, notwithstanding that such assigning Lender may cease to be a “Lender” hereunder.

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Section 12.19WAIVER OF JURY TRIAL.
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 12.20Governing Law.
(1)THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY ADMINISTRATIVE AGENT AND LENDERS AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(2)ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT, ANY LENDER OR BORROWER ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS MAY AT ADMINISTRATIVE AGENT’S OPTION (WHICH DECISION SHALL BE MADE BY THE SENIOR LENDERS) BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS

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WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT THE CORPORATION TRUST COMPANY HAVING AN OFFICE LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (A) SHALL GIVE PROMPT NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (B) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (C) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 12.21Entire Agreement.
This Agreement and the other Loan Documents embody the entire agreement and understanding between Administrative Agent, the Lenders and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
Section 12.22Counterparts.
This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.
Section 12.23Assignments and Participations.
(1)Assignments by Borrower. Borrower may not assign any of its rights or obligations hereunder or under the Notes without the prior written consent of all of the Lenders and Administrative Agent or as permitted herein.
(2)Assignments by the Lenders. Each Lender may assign any of its Loans and Notes; provided that:

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(a)without Borrower’s consent, (i) no assignment of or grant of any other interest in, a Loan shall be made to any Prohibited Person, (ii) such assignment shall not result in any increased costs to, or obligations of, Borrower hereunder as of the date of such sale; (iii) no assignment of a Junior Note shall be made unless such is assignment is with respect to the entirety of such Junior Note; and (iv) no assignment of a Junior Note shall be made without compliance with the right of first offer set forth in the Recognition Agreement;
(b)except to the extent Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender or an Affiliate of a Lender) shall be in an amount at least equal to $10,000,000;
(c)upon execution and delivery by the assignee (even if already a Lender) to Borrower and Administrative Agent of an Assignment and Assumption having the Loans specified in such instrument, the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Loans (or portions thereof) assigned to it (in addition to the Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Loans (or portion thereof) so assigned. Upon each such assignment the assigning Lender shall pay Administrative Agent a processing and recording fee of $3,500 and the reasonable fees and disbursements of Administrative Agent’s counsel incurred in connection therewith; and
(d)notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, Administrative Agent (including any successor Administrative Agent) shall not assign and/or grant participations if after such assignment and/or participation it would then retain Senior Loans of less than 10% of the total amount of all Senior Loans.
(3)Participations. A Lender may sell or agree to sell to one or more other Persons (each a “Participant”) a participation in all or any part of any Loans held by it, provided (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, (D) without Borrower’s consent, such participation shall not result in any increased costs to, or obligations of, Borrower hereunder as of the date of such sale, (E) without Borrower’s consent, no participation or grant of any other interest in a Loan shall be made to any Prohibited Person, (F) no participation or grant of any other interest in a Junior Note shall be made unless with respect to the entirety of such Junior Note; and (G) no participation or grant of any other interest in a Junior Note shall be made without compliance with the right of first offer set forth in the Recognition Agreement. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (ii) reduce the amount of any such payment of principal (subject to the terms of Section 15.1 and Section 15.5), (iii) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or

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(iv) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 12.2, requires the consent of each Lender.
(4)Certain Pledges. In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.23 (but without being subject thereto), any Lender may (without notice to Borrower, Administrative Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.
(5)Provision of Information to Assignees and Participants. A Lender may from time to time furnish any information concerning Borrower or any of its Affiliates or the Project delivered to such Lender pursuant to this Agreement to assignees and participants (including prospective assignees and participants) so long as such assignee or participant (or such prospective assignee or participant), as applicable, agrees in writing to comply with the confidentiality provisions set forth herein and in the other Loan Documents.
(6)No Assignments to Borrower or Affiliates. Anything in this Section 12.23 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower or any of its Affiliates without the prior written consent of Administrative Agent.
Section 12.24Brokers.
Borrower hereby represents to Administrative Agent and each Lender that Borrower has not dealt with any broker, underwriters, placement agent, or finder in connection with the transactions contemplated by this Agreement and the other Loan Documents. Borrower hereby agrees to indemnify and hold Administrative Agent and each Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein.
Section 12.25Limits on Set-offs.
(1)Each Lender agrees that it shall not exercise any right of set-off, banker’s lien, or otherwise, against any assets of Borrower (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Lender to or for the credit or the account of Borrower) without the prior written consent of Administrative Agent.
(2)Without affecting the terms of Section 12.25(1), each Lender agrees that it shall turn over to Administrative Agent any payment (whether voluntary or involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans held by it in excess of the amount to which it is otherwise entitled pursuant to the terms hereof.

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Section 12.26Limitation on Liability of Administrative Agent’s and the Lenders’ Officers, Employees, etc.
Any obligation or liability whatsoever of Administrative Agent or any Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of Administrative Agent’s or such Lender’s respective assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Administrative Agent’s or any Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.
Section 12.27[Intentionally omitted]
Section 12.28WAIVER OF SPECIAL DAMAGES.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY AGREES THAT IT SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY, THE LOANS OR THE USE OF THE PROCEEDS THEREOF.
Section 12.29USA PATRIOT ACT NOTIFICATION.
Each Lender that is subject to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318, hereby notifies Borrower that pursuant to the requirements of such Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Administrative Agent to identify Borrower in accordance with said Act.
Article 13

RECOURSE; WAIVERS
Section 13.1Recourse.
This Agreement and the other Loan Documents are valid and binding full recourse obligations of Borrower and shall be non-recourse to the Sole Member and to ALX and to the partners, officers, directors, trustees, shareholders and employees of Borrower, Sole Member and ALX.

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Section 13.2Termination of Certain Guaranties; Release from EI.
(1)The Interest Guaranty, dated as of September 14, 2020, made by ALX, to JPMorgan Chase Bank, N.A., as administrative agent for the benefit of the Lenders (as defined therein), as modified, amended and/or supplemented from time to time, is hereby terminated and ALX is hereby released of all of its obligations and liabilities thereunder.
(2)The Leasing Costs Guaranty, dated as of September 14, 2020, made by ALX to JPMorgan Chase Bank, N.A., as administrative agent for the benefit of the Lenders (as defined therein), as modified, amended and/or supplemented from time to time, is hereby terminated, and ALX is hereby released of all of its obligations and liabilities thereunder.
(3)The Non-Recourse Exceptions Guaranty, dated as of August 5, 2015, made by ALX to JPMorgan Chase Bank, N.A., as administrative agent for the benefit of the Lenders (as defined therein), as modified, amended and/or supplemented from time to time, is hereby terminated, and ALX is hereby released of all of its obligations and liabilities thereunder.
(4)ALX is hereby released of all of its obligations and liabilities under the Environmental Indemnity Agreement, dated as of August 5, 2015, by Borrower and ALX to JPMorgan Chase Bank, N.A., as administrative agent for the benefit of the Lenders (as defined therein), as modified, amended and/or supplemented from time to time. For the avoidance of doubt, the foregoing shall not limit ALX’s liability pursuant to clause (c) of Section 12 of the Recognition Agreement.
Section 13.3Releases of Account Collateral; Waiver of Certain Claims.
(1)Administrative Agent and each holder of an Original Note hereby agrees to the release of any security interest or lien held by Administrative Agent in any Reserve Account Collateral (as defined in the Original Loan Agreement) and/or Restricted Collateral (as defined in the Original Loan Agreement) and to the disbursement to Borrower of all funds comprising the same, in whole or in part (free and clear of any such security interest or lien). Administrative Agent shall execute and deliver such instruments, filings, instructions, notices and other writings as Borrower shall reasonably request to fully effectuate such release and disbursements.
(2)Excluding any claims and/or rights under the Environmental Indemnity (as defined in the Original Indemnity) (whether known or unknown as of the Effective Date) (excluding claims and/or rights against ALX, which are being released pursuant to Section 13.2(4)), each of Administrative Agent and the Lenders (as each such term is defined in the Original Loan Agreement) hereby waives any and all claims it may have against Borrower or its Affiliates (including ALX), and all of their agents, servants, employees, directors, officers, parents, affiliates, subsidiaries, and the successors and assigns of all of the foregoing, as of the Effective Date, with respect to any accrued and unpaid interest, default interest, late charges, taxes, fees and expenses arising under, out of or relating to the Original Loan Agreement or the Loan Documents (as defined in the Original Loan Agreement), including by reason of any default by Borrower or any of its Affiliates (including ALX) thereunder, provided however, nothing herein shall be construed as a release of Borrower or (except as expressly provided herein) ALX from its obligations under this Agreement or the other Loan Documents.
(3)

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Article 14

ADMINISTRATIVE AGENT
Section 14.1Appointment.
Each of the Lenders hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
Section 14.2Capacity as Lender.
The bank serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or Affiliate thereof as if it were not Administrative Agent hereunder.
Section 14.3Duties and Obligations.
Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Administrative Agent is required to exercise in writing as directed by the Senior Lenders, and (c) except as expressly set forth herein, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its subsidiaries or Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Senior Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement or the other Loan Documents) or in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until written notice thereof is given to Administrative Agent by Borrower or a Lender, and Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan

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Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in this Agreement, other than to confirm receipt of items expressly required to be delivered to Administrative Agent, (vi) the value, sufficiency, creation, perfection or priority of any lien on the Mortgaged Property, or (vii) the financial condition of Borrower or ALX.
Section 14.4Reliance.
Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 14.5Sub-Agents.
Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 14.6Resignation.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section, Administrative Agent may resign at any time by notifying the Lenders and Borrower. Upon any such resignation, the Senior Lender shall have the right, in consultation with Borrower (provided that no Event of Default then exists), to appoint a successor. If no successor shall have been so appointed by the Senior Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, including, without limitation, Section 12.23(2)(e), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Administrative Agent shall

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be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After Administrative Agent’s resignation hereunder, the provisions of this Article and Section 12.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Section 14.7Independent Credit Analysis.
Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents, any related agreement or any document furnished hereunder or thereunder.
Section 14.8Lender Actions Against Collateral.
Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to Borrower’s obligations under this Agreement or any other Loan Document, against Borrower or any other obligor under this Agreement or the other Loan Documents or against any of the Mortgaged Property (including, without limitation, set-off rights against Borrower) without the consent of the Administrative Agent. With respect to any action by Administrative Agent to enforce the rights and remedies of Administrative Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Administrative Agent to the extent necessary to enforce the rights and remedies of Administrative Agent for the benefit of the Lenders under the Mortgage in accordance with the provisions hereof. Each Lender agrees to indemnify each of the other Lenders for any loss or damage suffered or cost incurred by such other Lender (including without limitation, attorneys’ fees and expenses and other costs of defense) as a result of the breach of this Section 14.8 by such Lender.
Section 14.9Lender Reply Period.
All communications from Administrative Agent to Lenders requesting Lenders’ determination, consent or approval, in each case to the extent required under the terms of this Agreement, (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter as to which such determination, consent or approval is requested, (iii) shall include a legend substantially as follows, printed in capital letters or boldface type:

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“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN FIVE (5) DAYS AFTER THE DELIVERY OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE MATTER DESCRIBED ABOVE.”
and (iv) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly to any such request, but in any event within five (5) days after the delivery of such request by Administrative Agent (the “Lender Reply Period”). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Senior Lenders or all Lenders, Administrative Agent shall timely submit any required written notices to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended by Administrative Agent or such other course of action recommended by the Senior Lenders or all of the Lenders, as the case may be, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.
Section 14.10[Intentionally omitted]
Section 14.11[Intentionally omitted].
Section 14.12Borrower’s Rights.
Except for the provisions of this Article 14 which expressly grant Borrower any rights, the provisions of this Article 14 are solely for the benefit of Administrative Agent and the Lenders, and Borrower shall not have any rights to rely on, enforce or consent to any waiver, modification or amendment of, any of the provisions hereof; provided, however, that Borrower (a) acknowledges and agrees to the limitations set forth in Section 12.2(1) on Administrative Agent’s ability to act unilaterally with respect to this Agreement or the other Loan Documents, and (b) agrees that Administrative Agent’s inability to deliver any consent to, or approval of, an action requested by Borrower due to lack of appropriate Lender consent where Lender consent is required in accordance with the provisions of Section 12.2(1) shall not constitute an unreasonable withholding or delay by Administrative Agent in the giving of such consent or approval. Notwithstanding the foregoing, Borrower shall be entitled to rely on consents and approvals executed by Administrative Agent without investigation as to the existence of proper Lender authorization.
Section 14.13Indemnification by the Lenders.
The Lenders agree to indemnify Administrative Agent (to the extent not reimbursed under Section 12.5, but without limiting the obligations of Borrower under Section 12.5) ratably

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in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that Borrower is obligated to pay under Section 12.5, but excluding, unless a Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents.
Article 15

CAPITAL EVENTS WATERFALL APPLICATION; AVAILABLE CASH WATERFALL APPLICATION; RECOGNITION AGREEMENT
Section 15.1Capital Event Transaction.
(1)    In the event there occurs a Capital Event Transaction, on the date of closing on the Capital Event Transaction, Borrower shall tender the Capital Event Transaction Proceeds to Administrative Agent, and the Capital Event Transaction Proceeds (which, for purposes of this Article, shall include any funds or assets held by or on behalf of the Lenders for the repayment of the Loan) shall be applied by Administrative Agent against the outstanding Indebtedness as follows:
(1)First, to the Administrative Agent for the payment of reasonable out-of-pocket costs and expenses due the Administrative Agent under the Loan Documents and reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the Capital Event Transaction closing;
(2)Second, to the Senior Lender, for the payment of the outstanding principal of, and unpaid interest accrued through the date of such application on, the Senior Note and any other amounts owed in respect of the Senior Loan under the Loan Documents;
(3)Third, to Intermediate Lender, for the payment of the outstanding principal of, and unpaid interest accrued through the date of such application on, the Intermediate Loan and any other amounts owed in respect of the Intermediate Loan under the Intermediate Loan Documents;
(4)Fourth, on a pari passu basis,
(i)Seventy percent (70%) to the Junior Lenders, on a pari passu basis, for the payment of the outstanding principal of, and unpaid interest accrued through

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the date of such application on, the Junior Loan and any other amounts owed in respect of the Junior Loan under the Loan Documents;
(ii)Thirty percent (30%) to Borrower; and
(5)Fifth, to Borrower.
(i)Amounts distributed to Borrower under subsections (4)(ii) and (5) of this Section 15.1 shall be free and clear of any lien or security interest in favor of Administrative Agent or Lenders and may be freely distributed by Borrower to its owners.
Section 15.2Capital Event Transaction Notice.
(i)    In the event Borrower intends to enter into a Capital Event Transaction (excluding, however, a foreclosure sale), Borrower shall timely deliver a Capital Event Transaction Notice to Administrative Agent who shall promptly deliver the same to the Junior Lenders. A Capital Event Transaction Notice may be revoked by Borrower at any time following delivery, provided, Borrower shall be responsible for the reasonable out-of-pocket costs and expenses of Administrative Agent and the Lenders incurred as a result of Administrative Agent and the Lenders having received such Capital Event Transaction Notice (but, for clarity, in no event shall Borrower be liable for any breakage, hedging or other similar costs and expenses that may be incurred by any Lender).
Section 15.3Capital Event Refinancing Valuation.
(1)If the Capital Event Refinancing Lender in the Capital Event Refinancing has obtained an Appraisal, then the appraised value of the Project set forth therein shall be the Capital Event Refinancing Valuation.
(2)If the Capital Event Refinancing Lender in the Capital Event Refinancing has not obtained an Appraisal, then within ten (10) days after Administrative Agent’s receipt (and delivery to the Junior Lenders) of Borrower’s written notice of the intended Capital Event Refinancing, the Junior Lenders shall appoint a Valuation Expert and Borrower shall appoint a second Valuation Expert. Each party shall notify the other of the identity of the Valuation Expert so engaged within ten (10) days after receipt of the notice regarding the intended Capital Event Refinancing. All requests for information related to the Valuation shall be submitted in writing to Borrower, and Borrower shall use commercially reasonable efforts to respond with the requested information within five (5) days following receipt of such request. Each Valuation Expert shall prepare a broker’s opinion of value (each a “BOV”) in writing within twenty (20) days after its appointment, addressed to the Junior Lenders, Administrative Agent and Borrower. If Borrower does not appoint a Valuation Expert within the required time period, the BOV prepared by Junior Lenders’ Valuation Expert shall be the only BOV used to determine the Capital Event Refinancing Valuation. If the Junior Lenders do not appoint a Valuation Expert within the required time period set forth above and if the correspondence from Borrower notifying the Junior Lenders of such failure contains the following statement at the top of the first page thereof in capitalized, bold faced lettering stating that “IF YOU FAIL TO APPOINT A VALUATION EXPERT WITHIN TEN (10) DAYS AFTER THE EFFECTIVE DATE OF THIS NOTICE,

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THE BOV PREPARED BY BORROWER’S VALUATION EXPERT SHALL BE THE ONLY BOV USED TO DETERMINE THE CAPITAL EVENT REFINANCING TRANSACTION VALUATION” and if the Junior Lenders shall fail to appoint a Valuation Expert within ten (10) days after the effective date of Borrower’s notice, then the BOV prepared by Borrower’s Valuation Expert shall be the only BOV used to determine the Capital Event Refinancing Valuation.
(3)If the dollar amount value set forth in the BOV prepared by one Valuation Expert is not greater than or is equal to one hundred ten percent (110%) of the dollar amount value set forth in the BOV prepared by the other Valuation Expert, then the dollar amount used in calculating the Capital Event Refinancing Valuation shall be the average of the two BOVs generated by the Valuation Experts. If the dollar amount value set forth in the BOV prepared by one Valuation Expert is greater than one hundred ten percent (110%) of the dollar amount value set forth in the BOV prepared by the other Valuation Expert, the two Valuation Experts shall have five (5) days to appoint a third Valuation Expert from among those specified in the definition of Valuation Expert which have not been appointed by either Borrower or Junior Lenders (the “Third Valuation Expert”). If the two Valuation Experts first selected fail to appoint a Third Valuation Expert, then the Third Valuation Expert shall be selected from among those specified in the definition of Valuation Expert which have not been appointed by either Borrower or Junior Lenders by the then president of the Real Estate Board of New York or its successor at the request of the Junior Lenders or Borrower (provided that if the Real Estate Board or its successor shall not then exist or shall fail to appoint a Third Valuation Expert within ten (10) days after such request, then the Third Valuation Expert shall be selected from among those specified in the definition of Valuation Expert which have not been appointed by either Borrower or Junior Lenders by JAMS (f/k/a Judicial Arbitration and Mediation Services, Inc.) or its successor at the request of the Junior Lenders or Borrower). The Third Valuation Expert shall deliver to the Junior Lenders and Borrower, within twenty (20) days after its appointment, its BOV in writing, which BOV must be addressed to the Junior Lenders, the Administrative Agent and Borrower. The dollar amount value to be used in calculating the Capital Event Refinancing Valuation shall be the average of the two BOVs generated by the three Valuation Experts which are closest in value. In the event that any Capital Event Refinancing is not consummated within six (6) months of the date of any BOV, Borrower and/or the Junior Lenders, as applicable, shall cause the applicable Valuation Expert to update and re-date such BOV.
(4)If the Valuation Experts appointed by Borrower and the Junior Lenders shall have delivered their BOVs in accordance with Section 15.3(2), but the Capital Event Refinancing Valuation shall have not been determined pursuant to Section 15.3(3), then Borrower may nevertheless effect the closing of the Capital Event Refinancing, provided that, pending the determination of the Capital Event Refinancing Valuation, the Capital Event Transaction Proceeds shall be determined by reference to the BOV delivered by the Valuation Expert appointed by Borrower, and at such closing, (i) the Capital Event Transaction Proceeds shall be distributed in accordance with Section 15.1, (ii) the liens and security interests pursuant to the Mortgage and other Security Instruments shall be released or assigned as provided in Section 15.5, and (iii) Borrower shall escrow with a national title company, for the benefit of the Lenders affected thereby, the additional amounts that would have been paid to the Lenders under Section 15.1 if the Capital Event Transaction Proceeds were determined by reference to the BOV delivered by the Valuation Expert appointed by the Junior Lenders, rather than by reference to the BOV delivered by the Valuation Expert appointed by Borrower, with such escrow being disbursed to Borrower or such Lender(s), as applicable, at such time as the Capital Event Refinancing Valuation shall be determined in accordance with Section 15.3(3).

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Section 15.4Affiliated Capital Event Sale
(1)    A sale of the Project or a sale of more than 50% of the direct or indirect ownership interest in Borrower (including through the issuance of additional interests), each as described in the definition of Capital Event Sale to Borrower or a BroadAffiliate of Borrower shall qualify as a Capital Event Sale only if (A) the closing of such sale or issuance occurs on or after the third (3rd) anniversary of the Effective Date and (B) the following procedures are complied with (except that a foreclosure sale to Borrower or a Broad Affiliate of Borrower shall be a Capital Event Sale without regard to compliance with this Section 15.4): (i) Borrower shall have retained as a broker for such sale (the “Sales Broker”) one of Meridian Capital, Newmark, CBRE, Eastdil and JLL (or their respective successors) or such other brokerage firm selected by Borrower and approved by the Junior Lenders, such approval not to be unreasonably withheld, (ii) the Sales Broker shall have conducted a sales process for such sale consistent with then-customary sales processes for comparable properties and (iii) the sales price paid by Borrower’s Broad Affiliate shall be the highest among all sale prices proposed by bidders during the sales process, excluding any bidders that are deemed unlikely to close on the purchase (as determined conclusively by the Sales Broker). Any dispute between Borrower and the Junior Lenders under this Section 15.4 shall be determined by arbitration in New York City before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. Judgment on the arbitration award may be entered in any court having jurisdiction. The foregoing arbitration provision shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.
Section 15.5Forgiveness and Assignment of Loan Following Waterfall Application.
    Upon the closing of a Capital Event Transaction and the application of the proceeds thereof in accordance with Section 15.1, then, notwithstanding anything herein or in any of the other Loan Documents to the contrary, any outstanding Indebtedness that remains unpaid after such application shall be forgiven. At Borrower’s request, Administrative Agent and each Lender shall confirm in writing to Borrower any such Loan forgiveness. In addition, at Borrower’s request, at no cost or expense to Borrower (other than Administrative Agent’s reasonable out-of-pocket attorneys’ fees and disbursements), each Lender shall assign the Notes (and deliver the originals thereof) and Administrative Agent shall assign the lien of the Security Instrument, in each case to such Person(s) as Borrower shall designate, without recourse and without representation or warranty, other than (a) representations by the Administrative Agent that it is the legal holder of the Mortgage and has the authority to effect such assignment and (b) representations by each Lender (i) that is the legal holder of the Notes it is assigning and has the authority to effect such assignment and (ii) as to the outstanding principal balance of the Loans at the time of such assignment. In connection therewith, in the event any of the Lenders is unable to deliver any of its original Notes, such Lender shall deliver a lost note affidavit in respect thereof in a form reasonably acceptable to such Lender and the assignee.

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Section 15.6Application of Available Cash
On or about each Payment Date, (i) Borrower shall tender the Available Cash from the prior Accrual Period to Administrative Agent and (ii) Administrative Agent shall apply the Available Cash tendered by Borrower in the following amounts and order of priority:
(1)First, to the Administrative Agent for the payment of reasonable out-of-pocket costs and expenses due the Administrative Agent under the Loan Documents;
(2)Second, to the Senior Lender, for the payment of unpaid interest accrued through the date of such application on the Senior Note and any other amounts due and owing in respect of the Senior Loan under the Loan Documents;
(3)Third, to the Intermediate Lender for the payment of unpaid interest accrued through the date of such application in respect of the Intermediate Loan;
(4)Fourth, to the Senior Lender, for the payment of the outstanding principal of the Senior Note;
(5)Fifth, to the Intermediate Lender, for the payment of the outstanding principal of the Intermediate Loan and any other amounts owed in respect of the Intermediate Loan under the Intermediate Loan Documents;
(6)Sixth, on a pari passu basis,
(i)Seventy percent (70%) to the Junior Lenders, on a pari passu basis, for the payment of the outstanding principal of, and unpaid interest accrued through the date of such application on, the Junior Loan and any other amounts owed in respect of the Junior Loan under the Loan Documents;
(ii)Thirty percent (30%) to Borrower; and
(7)Seventh, to Borrower.
Section 15.7Recognition Agreement.
The parties hereto acknowledge and agree that their respective rights and obligations hereunder shall be subject to the terms of the Recognition Agreement and in the event of a conflict between the terms hereof and the Recognition Agreement, the latter shall govern.
Article 16

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RESIGNATION OF EXISTING ADMINISTRATIVE AGENT AND APPOINTMENT OF NEW ADMINISTRATIVE AGENT
Section 16.1Resignation of Existing Administrative Agent and Appointment of New Administrative Agent.
(1)JPM hereby resigns as “Administrative Agent” under the Loan Documents as of the Effective Date. All duties and obligations of JPM as Administrative Agent under the Loan Documents are hereby discharged. Notwithstanding, the terms of this Agreement, in accordance with the Original Loan Agreement, the provisions of Article 14 (of the Original Loan Agreement) and Section 12.5 (of the Original Loan Agreement) shall continue in effect for the benefit of JPM (as “Administrative Agent” under the Original Loan Agreement), it sub-agents and their respective Related Parties (as defined in the Original Loan Agreement) in respect of any actions taken or omitted to be taken by any of them while JPM was acting as Administrative Agent.
(2)The Lenders hereby appoint ALX Rego Holdings LLC as successor Administrative Agent under the Loan Documents effective as of the date hereof. ALX Rego Holdings LLC hereby accepts such appointment and shall hereby succeed to and be vested with all of the rights, powers, privileges, duties, and obligations of Administrative Agent under the Loan Documents from and after the date hereof.
(3)ALX shall pay or reimburse JPM (as Administrative Agent for the Existing Lenders) on demand for all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees, disbursements and other charges) incurred by JPM (as Administrative Agent for the Existing Lenders) in connection with the preparation, negotiation, and execution of this Agreement, any other documents being executed in connection herewith and the transactions contemplated herein.
Article 17

RELEASE OF EXISTING ADMINISTRATIVE AGENT AND EXISTING LENDERS
Section 17.1Release of Existing Administrative Agent and Existing Lenders.
Effective on the Effective Date, each of Borrower and ALX (each an “Obligor”), on behalf of itself and its heirs, successors, assigns, administrators, personal representatives, executors, direct and indirect owners, agents, attorneys, contractors, affiliates, employees, officers and directors, and anyone claiming by, through or under such Obligor, hereby unconditionally and irrevocably forever releases and forever discharges JPM as “Administrative Agent” and each Existing Lender and their respective successors, assigns, direct and indirect owners, agents, attorneys, contractors, affiliates, employees, representatives, officers and directors (collectively, the “Released Parties” and, individually, a “Released Party”) from any and all liabilities, duties, acts, omissions, responsibilities, obligations, claims, demands, actions, damages, costs, losses, expenses, counterclaims, suits, causes of action and debts, whether known or unknown, and however so arising, that have first occurred or accrued on or prior to the Effective Date arising out of or in any way relating to or connected with, directly or indirectly, the Loan, the Loan Documents, the Project and/or the collateral for the Loan, and any matters related thereto.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the day and year first above written.

LENDER: And Administrative Agent	ALX REGO HOLDINGS LLC By: /s/ Steven J. Borenstein Name: Steven J. Borenstein Title: Secretary

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[Signature page for Loan Agreement continued] LENDER AND RESIGNING ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A. By: /s/ Andrew Bergman Name: Andrew Bergman Title: VP

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[Signature page for Loan
Agreement continued]

LENDER:	WELLS FARGO BANK, N.A. By: /s/ Morgan McGowan Name: Morgan McGowan Title: Director

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[Signature page for Loan Agreement continued] LENDER:	LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH By: /s/ Lisa Komm Name: Lisa Komm Title: Director By: /s/ Adam Rahal Name: Adam Rahal Title: Legal Counsel

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[Signature page for Loan
Agreement continued]

LENDER:	THE BANK OF NEW YORK MELLON By: /s/ Carol Murray Name: Carol Murray Title: Director

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[Signature page for Loan
Agreement continued]

BORROWER:
731 RETAIL ONE LLC,
a Delaware limited liability company,

By:    731 Commercial LLC,
a Delaware limited liability company
its sole member

By:    731 Commercial Holding LLC,
a Delaware limited liability company,
its sole member

By:    Alexander’s Inc.,
a Delaware corporation,
its sole member

By:    /s/ Steven J. Borenstein
Name:    Steven J. Borenstein
Title: Secretary

731 COMMERCIAL LLC,
a Delaware limited liability company,

By:    731 Commercial Holding LLC,
a Delaware limited liability company,
its sole member

By:    Alexander’s Inc.,
a Delaware corporation,
its sole member

By:    /s/ Steven J. Borenstein
Name:    Steven J. Borenstein
         Title: Secretary

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[Signature page for Loan
Agreement continued]

ALX for purposes of Sections 16.1 and 17.1:	ALEXANDER’S INC., a Delaware corporation By: /s/ Steven J. Borenstein Name: Steven J. Borenstein Title: Secretary

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